     As filed with the Securities and Exchange Commission on November 6, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                     Registration No. 333- 58109
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                         Post Effective Amendment No. 1
                                       To

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                   e-NET, INC.
             (Exact name of Registrant as specified in its charter)
                               ------------------

          Delaware                          7371                 52-1929282
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                        12800 Middlebrook Road, Suite 200
                           Germantown, Maryland 20874
                                 (301) 601-8700
    (Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)

                                Robert A. Veschi
                      President and Chief Executive Officer
                        12800 Middlebrook Road, Suite 200
                           Germantown, Maryland 20874
                                 (301) 601-8700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
                                   Copies to:
                             Charles A. Sweet, Esq.
                               Williams & Connolly
                            725 Twelfth Street, N.W.
                             Washington, D.C. 20005
                               ------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               ------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------- ---------------- ------------------- ------------------- ---------------
                                                                              Proposed Maximum    Proposed Maximum      Amount of
                  Title of Each Class of                       Amount to       Offering Price        Aggregate        Registration
               Securities to be Registered                   be Registered      Per Security          Price(1)           Fee(2)
----------------------------------------------------------- ---------------- ------------------- ------------------- ---------------
Private Placement Stock, $.01 Par Value................        750,000          $18.437 (1)         $13,827,750         $4,687
----------------------------------------------------------- ---------------- ------------------- ------------------- ---------------
Placement Agent's Stock, $.01 Par Value................         75,000           18.437 (1)           1,382,775            469
----------------------------------------------------------- ---------------- ------------------- ------------------- ---------------
Underwriter's Stock, $.01 Par Value....................        300,000           18.437 (1)           5,531,100          1,875
----------------------------------------------------------- ---------------- ------------------- ------------------- ---------------
     Total.............................................      1,125,000          $18.437 (1)         $20,741,625         $7,031
----------------------------------------------------------- ---------------- ------------------- ------------------- ---------------

(1) The registration fee was calculated in accordance with Rule 457 and estimated solely of the purpose of determining the amount of the registration fee and is based on the average of the high and low prices of the Registrant's Common Stock as reported on NASDAQ Small-Cap market on June 24, 1998.
(2)  The Registration Fee was paid on June 29, 1998.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                Explanatory Note

         This registration statement relates to the offer and sale by the selling holders described herein of the following securities: (A) 825,000 shares of common stock, par value $.01 per share ("Common Stock"), of e-Net, Inc. (the "Private Placement Stock") comprised of (i) 750,000 shares of Common Stock issued in a private placement in April 1998 (the "Private Placement"); and (ii) 75,000 shares of Common Stock underlying a five-year warrant issued to Pennsylvania Merchant Group Ltd., the placement agent for the Private Placement, with an exercise price of $9.00 per share; and (B) 300,000 shares of Common Stock underlying: (i) five-year warrants issued at the direction of Barron Chase Securities, Inc., the underwriter (the "Underwriter") of the Company's initial public offering of securities in April 1997 to purchase 150,000 shares of Common Stock, with an exercise price of $8.25 per share; and (ii) five-year warrants to purchase 150,000 shares of Common Stock, with an exercise price of $8.25 per share, which warrants (the "Underlying Warrants") underlie five-year warrants issued at the direction of the Underwriter to purchase the Underlying Warrants, with an exercise price of $0.20625 per Underlying Warrant.

         This Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 of e-Net, Inc., as amended and declared effective by the Securities and Exchange Commission (the "Commission") on September 4, 1998 (file number 333- 58109) (the "Registration Statement") is filed solely to add Exhibits 10.18 and 10.19 to the Registration Statement.

PROSPECTUS


                                   e-Net, Inc.

                        1,125,000 Shares of Common Stock



         This Prospectus relates to the offer and sale (the "Offering") by the selling holders described herein (collectively, the "Selling Holders") of the following securities: (A) 825,000 shares of common stock, par value $.01 per share ("Common Stock"), of e-Net, Inc. ("e-Net" or the "Company," and such shares of Common Stock, the "Private Placement Stock") comprised of (i) 750,000 shares of Common Stock issued in a private placement in April 1998 (the "Private Placement," and such shares of Common Stock, the "Issued Private Placement Stock"); and (ii) 75,000 shares of Common Stock underlying a five-year warrant issued to Pennsylvania Merchant Group Ltd., the placement agent for the Private Placement (the "Placement Agent"), with an exercise price of $9.00 per share (such warrant, the "Placement Agent's Warrant" and such underlying shares, the "Placement Agent's Stock"); and (B) 300,000 shares of Common Stock (the "Underwriter's Stock" and, together with the Private Placement Stock, the "Offered Stock") underlying: (i) five-year warrants issued at the direction of Barron Chase Securities, Inc., the underwriter (the "Underwriter") of the Company's initial public offering of securities in April 1997 (the "Initial Public Offering ") to purchase 150,000 shares of Common Stock, with an exercise price of $8.25 per share (the "Common Stock Representative Warrants"); and (ii) five-year warrants to purchase 150,000 shares of Common Stock, with an exercise price of $8.25 per share, which warrants (the "Underlying Warrants") underlie five-year warrants issued at the direction of the Underwriter to purchase the Underlying Warrants, with an exercise price of $0.20625 per Underlying Warrant (the "Warrant Representative Warrants" and collectively with the Common Stock Representative Warrants and the Underlying Warrants, the "Underwriter's Warrants" and collectively with the Underwriter's Warrants and the Placement Agent's Warrant, the "Warrants"). See "Description of Securities."

         The Company's Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbols "ETEL". On November 2, 1998, the closing price of the Common Stock as quoted on the Nasdaq SmallCap Market was $2.875. No offered stock may be sold by Selling Holders in the Offering without the availability of a current Prospectus.

                               ------------------
  AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A
      HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                 SEE "RISK FACTORS" ON PAGES 5-9 AND "DILUTION."

                               ------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISISON
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------
         The Selling Holders may sell the Offered Stock from time to time in transactions in the open market, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, or market prices at the time of sale, at prices related to market prices or at negotiated prices. The Selling Holders may effect these transactions by selling the Offered Stock to or through broker-dealers, who may receive compensation in the form of discounts or commissions from the Selling Holders or from the purchasers of the Offered Stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. See "Plan of Distribution." The Company will not receive any proceeds from the resale of the Offered Stock by the Selling Holders. The Company will receive net proceeds of approximately $3,050,000 if all the Warrants are exercised.

         The Company will bear all of the expenses in connection with the registration of the Offered Stock, which expenses are estimated to be $131,000. The Selling Holders will pay any brokerage compensation in connection with their sale of the Offered Stock.




              The date of this Prospectus is November 6, 1998

                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

         Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from those contemplated by any future statements, including, among others, those described below under "Risk Factors." For additional information regarding these and other risks and uncertainties associated with the Company's business, see "Risk Factors" below, as well as the Company's reports filed from time to time with the Commission.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the offer, issuance and sale of the Offered Stock (the "Offering"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and exhibits thereof which may be inspected without charge at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

         In April 1997, the Company became subject to the reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, Room 1400, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

         The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any information that is incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests may be directed to Stockholder Relations, e-Net, Inc., 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874, telephone (301) 601-8700.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and must be read in conjunction with, the more detailed information and financial statements, including notes thereto, appearing elsewhere in this Prospectus.
Each prospective investor is urged to read this Prospectus in its entirety.

                                   The Company

         The Company develops, produces, markets and supports open telecommunications software and related hardware that enable, enhance, and manage telephone communications over the Internet, private Internet Protocol ("IP") networks and "intranets," and other types of digital data networks (collectively, "Digital Data Networks" or "DDNs"). The Company's Telecom 2000-TM- products ("Telecom 2000 Products") provide a user-friendly method of high fidelity telephone communications through DDNs. Through the use of Telecom 2000 Products, organizations can reduce their telephone expenses by extending their telephone services to remote offices and mobile employees, in some cases bypassing long distance service charges, while using their existing internal DDNs.

         The Company believes that, due to demand for lower cost telephone service, the market for telephony through DDNs, while in its early stages, holds significant potential for growth. According to a recent report issued by the technology industry analysis firm Frost and Sullivan, the market for Internet telephony gateways is forecast to grow from $4.7 million in 1996 to $1.8 billion in 2001. Although the Company has not participated in any of the formal research contained in the Frost and Sullivan report and cannot endorse its methods or conclusions, the Company generally believes that this market will grow substantially and that its products are well positioned to capture a significant share of this new, emerging market.

         The Company owns U.S. Patent No. 5,526,353, "System and Method for Communicating Audio Data over a Packet-Based Network" (the "353 Patent"). The Company believes that the 353 Patent is the first patent that specifically involves telephony through DDNs. The Company believes that the 353 Patent may provide certain strategic and technological advantages in the emerging market for telephony through DDNs. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to them as a result of the 353 Patent. The Company's current and anticipated product line is not wholly dependent on the validity or applicability of the 353 Patent, and not all of the Company's products are covered by the 353 Patent.

         The Company's Telecom 2000 Products enable telephony through DDNs. Telecom 2000 products generally provide high fidelity duplex voice and telefax through DDNs, and also generally offer traditional telephony features like call waiting, call holding, call transfer, conference calling, billing, voice-mail and the like. The Company views its products as offering several competitive advantages. First, Telecom 2000 Products facilitate low-cost DDN telephone service with substantially the same operating features and the voice quality of the traditional telephone service. Next, the use of Telecom 2000 Products can be gradually implemented so that growth from small installations to large installations can occur while the user maintains high levels of performance and preserves a substantial amount of its prior technology investment. Finally, the distributed architecture of Telecom 2000 Products is designed to avoid certain problems associated with centralized systems, such as the risk of system-wide telephony loss due to the malfunction of a single computer or PBX, limitations on system growth and excessive hardware cost.

         There are three classes of Telecom 2000 Products, two of which include products that are available for delivery. The first class comprises the smallest system with the lowest number of ports, and includes the Telecom 2000 Desktop System and the Telecom 2000 retail system called "NetConnect", both of which are currently being sold. The second class, Telecom 2000 Customer Premises-based Gateway Systems, now available for delivery, comprises medium-sized systems with between 24 and 96 ports in a single chassis, serving as a "gateway" to DDNs, consolidating customer site-originated telephone calling for DDN-based transport efficiency and lower cost than traditional methods. The third class, Telecom 2000 Carrier-Class Gateways, now under development, comprises gateway products with a large number of ports, which are expected to offer over 1,000 simultaneous call capacity in a single chassis, to meet interconnection and compression standards and to be appropriate for sales to telephone carriers.

         e-Net began to sell Telecom 2000 Products in July 1997 with the introduction of the Telecom 2000 Desktop System. The Company announced the Telecom 2000 Customer Premise Equipment Gateway Systems, also known as the Telecom 2000 T1/E1 Digital Trunk Interface, in October 1997 and became generally available in February 1998. In December 1997, the Company announced its development plan for the Telecom 2000 Carrier-Class Gateway in conjunction with Summa Four, Inc. The Company expects this product to be available for delivery in March, 1999. The Company announced the general availability of its Telecom 2000 retail system called "NetConnect" in May 1998. In regard to any future products, no assurances can be given that these dates will be met.

       e-Net has established, and expects to continue to establish, a variety of strategic relationships that are intended to result in the embedding of e-Net telephony-enabling technology in various DDN devices. Examples of the Company's existing strategic relationships follow:

                Strategic Relationship        Date Established                    Purpose
                ----------------------        ----------------                    -------
            Sprint Communications Company,       March 1996      Main Carrier Internet Services and
            LP                                                   voice-over data product planning and testing

            Paradyne Corporation                 June 1997       Cooperative development and marketing of
                                                                 Digital Subscriber Line ("DSL") technology

            Magellan Network Systems, Inc.      August 1997      Carrier-Class Gateway Product applications
                                                                 software

            Summa Four, Inc.                   December 1977     Carrier-Class Gateway Product hardware
                                                                 resource/programmable switch backplane

            Com21, Inc.                         January 1998     Cable television modem telephony

            IDT Corporation                      April 1998      Retail consumer product telephone software
                                                                 bundling and network access

         The Company develops, produces, markets and supports open telecommunications software and related hardware products that enable, enhance, and manage telephone communications over the Internet, private IP networks and "intranets," and other types of Digital Data Networks. The Company's Telecom 2000-TM- Products provide a user-friendly method of high fidelity telephone communications through DDNs. Through the use of Telecom 2000, organizations can reduce their telephone expenses by extending their telephone services to remote offices and mobile employees, in some cases bypassing long distance service charges, using their existing internal DDNs.

         In April 1997, the Company completed the Initial Public Offering and gained the listing of its Common Stock on the NASDAQ SmallCap Market as "ETEL." e-Net was founded in January 1995. The Company maintains principal executive offices at 12500 Middlebrook Road, Germantown, Maryland, 20874, telephone number 301-601-8700.

         See "Risk Factors," "Management" and "Certain Transactions" for a discussion of certain factors that should be considered in evaluating the Company and its business.

                                  The Offering

Securities Offered.......................            1,125,000  shares of Common  Stock  comprised  of: (A) 825,000 shares of Common  Stock  issued in or in  connection  with the
                                                     Private  Placement,  comprised of (i) 750,000 shares of Issued
                                                     Private  Placement  Stock;  and (ii)  75,000  shares of Common
                                                     Stock  underlying  the  Placement   Agent's  Warrant  and  (B)
                                                     300,000  shares of Common Stock issued in connection  with the
                                                     Initial  Public  Offering,  underlying:  (i) the Common  Stock
                                                     Representative  Warrants;  and  (ii) the  Underlying  Warrants
                                                     underlying the Warrant Representative Warrants.

Selling Holders..........................            The Offered  Stock  offered  hereby may be offered and sold by certain  Selling  Holders,  each of whom  received  his or her
                                                     Offered  Stock  either  (a) in,  or in  connection  with,  the
                                                     Private  Placement;  or (b) in  connection  with  the  Initial
                                                     Public Offering.  See "Selling Holders."
Common Stock outstanding as of June 30,
1998.....................................            8,220,924 shares(1)

Warrants outstanding as of June 30,
1998.....................................            375,000

Warrants exercised as of June 30, 1998...            - 0-

Common Stock Outstanding if all Warrants
are exercised............................            8,595,924

Estimated Net Proceeds if all Warrants
are exercised............................            $3,050,000 (2) (3)

Use of Proceeds..........................            The Company  will not receive  any  proceeds  from the sale of the  Offered  Stock  by  the  Selling  Holders.  See  "Use  of
                                                     Proceeds."

NASDAQ Small Cap Market Symbol...........            Common Stock: ETEL

---------
(1) Excludes an aggregate of 1,500,000 shares of Common Stock reserved for issuance upon exercise of outstanding options granted pursuant to the Company's 1997 Plan (as defined) and the 1998 Plan (as defined). See "Dilution."
(2) The Company will not receive any of the proceeds from the sale of the Offered Stock offered by the Selling Holders. See "Selling Holders."
(3) Assumes exercise of all Warrants, the proceeds from the sale of which the Company will receive, at exercise prices of $8.25 and 9.00 before deducting expenses payable by the Company as estimated at $131,000.

                         Selected Financial Information

         The selected financial information set forth below is derived from, and should be read in conjunction with, the more detailed financial statements (including the notes thereto) appearing elsewhere in this Prospectus. See "Financial Statements."

                             Income Statement Items

                                                                                                  Three Months
                                                                     Year Ended     Year Ended        Ended
                                                                   March 31, 1997  March 31,1998  June 30, 1998
                                                                   --------------  -------------  -------------
                                                                              (Audited)             (Unaudited)
Sales ............................................................ $    549,000    $   723,000    $    433,000
Net Loss .........................................................      139,000        376,000       1,879,000
Gross Profit .....................................................   (1,269,000)    (3,904,000)        200,000
Loss from Operations .............................................   (6,938,000)    (3,899,000)     (1,888,000)
Loss per Share ................................................... $      (1.72)   $      (.68)   $       (.28)
Weighted Average Shares Outstanding ..............................    4,034,247      5,708,904       6,795,362

                               Balance Sheet Items

                                                                                     Three Months    As adjusted
                                                     Year Ended       Year Ended        Ended      for Exercise
                                                     March 31, 1997  March 31, 1998  June 30, 1998  of Warrants(1)
                                                     --------------  --------------  -------------  --------------
                                                              (Audited)                    (Unaudited)
Cash & Investments .............................    $     379,000  $    1,816,000  $  13,604,000  $  16,654,000
Total Assets ...................................        2,203,636       3,722,000     15,988,000     19,038,000
Stockholders' Equity ...........................    $     875,432  $    2,847,000  $  15,094,000  $  18,144,000

--------------------------
(1) Adjusted to reflect the exercise of all Warrants described in this registration.

                                  RISK FACTORS

         An investment in the securities being offered is speculative in nature, involves a high degree of risk and should not be made by an investor who cannot afford to lose its entire investment. Each prospective investor should carefully consider the following risks and speculative factors, as well as the others described elsewhere herein, before making an investment.

         As described under "Forward-Looking and Cautionary Statements," certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from those contemplated by any future statements, including, among others, those described below.

History of Operating Losses and Accumulated Deficit; Expected Losses; Uncertainty of Future Profitability

         The Company has never recorded an operating profit and had an accumulated deficit of approximately $13,300,000 as of June 30, 1998. The ability of the Company to achieve profitability in the future largely depends on its ability to generate revenues from its products and services. Given the Company's focus on markets that are subject to rapid technological change (see "- Technological Change; Market Acceptance of Evolving Standards"), and the Company's resulting intention to continue to expend greater resources on research and development, revenues must increase commensurately for the Company to achieve profitability. In the quarter ended June 30, 1998, the Company expended approximately $550,000 on research and development and, although no assurance can be given, management currently expects this expenditure rate to increase in future quarters. In view of the Company's operating history, there can be no assurance that the Company will be able to generate revenue that is sufficient to achieve profitability, to maintain profitability on a quarterly or annual basis or to sustain or increase its revenue growth in future periods. The Company's limited capitalization may adversely affect the ability of the Company to raise additional capital in the future and could impair the Company's ability to invest in research and development, sales and marketing programs and other operations, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

Limited Operating History

         The Company was incorporated in Delaware on January 9, 1995 and, as such, faces the risks and problems associated with businesses in their early stages of development and has a limited operating history upon which to base an evaluation of its prospects. Such prospects should be considered in light of the risks, expenses and difficulties frequently encountered in the expansion of a business in an industry characterized by a substantial number of market entrants and intense competition. See "Business."

No Assurance of Future Profitability or Payment of Dividends

         The Company can make no assurances that the future operations of the Company will result in additional revenues or will be profitable. Should the operations of the Company be profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends, and it is not likely that any dividends will be paid in the foreseeable future.

Immediate and Substantial Dilution

         An investor in the securities offered hereby will experience immediate and substantial dilution. As of June 30, 1998, the Company had a net tangible book value of approximately $15,094,000, or approximately $1.84 per share which reflects the effect of the Private Placement in April 1998 and the redemption and exercise of the Redeemable Common Stock Purchase Warrants in June 1998. After giving effect to the sale upon exercise of the Warrants and subsequent resale of offered stock: 300,000 shares at $8.25; and 75,000 shares at $9.00 and after deducting estimated offering expenses, net tangible book value would have been $18,144,000 or $2.11 per share. The result will be an immediate dilution to new investors of $6.14 and $6.89, respectively.

Possible Need for Additional Financing

         The Company intends to fund its operations and other capital needs for the next 12 months substantially from the remaining proceeds of the Initial Public Offering, the Private Placement and the redemption and exercise of the Redeemable Common Stock Purchase Warrants, but there can be no assurance that such funds will be sufficient for these purposes. The Company may require substantial amounts of the proceeds of the Initial Public Offering, the Private Placement and the redemption and exercise of the Redeemable Common Stock Purchase Warrants for its future expansion, operating costs and working capital. The Company has access to a $1,000,000 line of credit, which it has not drawn upon; this line expires in May 1999, and while the Company believes it will be renewed, no assurance can be given in this regard. The Company has made no definitive arrangements to obtain future additional financing, if required, and there can be no assurance that such financing will be available, or that it will be available on acceptable terms. See "Summary - Use of Proceeds."

Dependence on Management

         The Company is principally dependent on its current management personnel for the operation of its business. In particular, Robert A. Veschi, the Company's president and chief executive officer, has played a substantial role in the development and management of the Company, although there is no assurance that additional managerial assistance will not be required. The analysis of new business opportunities will be undertaken by or under the supervision of the management of the Company. The Company has entered into an employment agreement with Mr. Veschi. This employment agreement is terminable at will by Mr. Veschi without penalty. Accordingly, if the employment by the Company of Mr. Veschi terminates, or he is unable to perform his duties, the Company may be materially and adversely affected. The Company has purchased key-man life insurance on Mr. Veschi in the amount of $2 million. The Company is the owner and beneficiary of this insurance policy. See "Business" and "Management."

Dependence on Highly Qualified Technical Personnel

         The Company believes that its future success will depend in large part upon its continued ability to recruit and retain highly qualified technical personnel. Competition for highly qualified technical personnel is significant, particularly in the geographic area in which the Company's operations are located. No assurances can be made that the Company's relationship with its employees will remain favorable to the Company. See "Business - Employees" and "Management."

Technological Change; Market Acceptance of Evolving Standards

         The markets the Company serves are subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing services and products obsolete. As a result, the Company's position in its existing markets or other markets that it may enter could be eroded rapidly by product advancements by competitors. The life cycles of the Company's services and products are difficult to estimate. Broad acceptance of the Company's products and services by customers is critical to the Company's future success, as is the Company's ability to design, develop, test and support new software products and enhancements on a timely basis that meet changing customer needs and respond to technological developments and emerging industry standards, particularly client/server and Internet communications and security protocols. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of services and products, or that new services and products and enhancements will meet the requirements of the marketplace and achieve market acceptance. Further, because the Company has only recently commenced sales of its Telecom 2000 Products, there can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in the Company's products, or, if discovered, successfully corrected in a timely manner. If the Company is unable to develop and introduce services and products in a timely manner in response to changing market conditions or customer requirements, the Company's business, financial condition and results of operations would be materially and adversely affected.

Uncertain Protection of Patent, Trademark, Copyright and Proprietary Rights

         In March 1996, the Company acquired all right, title and interest in and to the 353 Patent. The Company believes that the 353 Patent is the first patent that specifically involves telephony through DDNs. The Company also believes that the 353 Patent may provide certain strategic and technological advantages in the emerging market for telephony through DDNs. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of the 353 Patent.

         The Company currently has other patent and trademark applications pending; however, there can be no assurance that these applications will be granted, or, if granted, will result in substantial value to the Company. The Company may file additional patent, trademark and copyright applications relating to certain of the Company's products and technologies. If patents, trademarks or copyrights are granted, there can be no assurance as to the extent of the protection that will be granted to the Company as a result of having such patents, trademarks or copyrights or that the Company will be able to afford the expenses of any litigation which may be necessary to enforce its proprietary rights. Although the Company's products have never been the subject of infringement claims, there can be no assurance that third parties will not assert infringement claims against the Company in the future or that any such assertion will not require the Company to enter into royalty arrangements or result in costly litigation and liability. Failure of the Company's patents, trademark and copyright applications may have a material adverse effect on the Company's business. Except as may be required by the filing of patent, trademark and copyright applications, the Company will attempt to keep all other proprietary information secret and to take such actions as may be necessary to prevent the disclosure of the results of its development activities and protect its trade secrets under applicable law. Such steps are expected to include the execution of nondisclosure agreements by key Company personnel and may also include the imposition of restrictive agreements on purchasers of the Company's products and services. There is no assurance that the execution of such agreements will be effective to protect the Company, that the Company will be able to enforce the provisions of such nondisclosure agreements or that technology and other information acquired by the Company pursuant to its development activities will be deemed to constitute trade secrets by any court of competent jurisdiction.

Substantial Competition

         Businesses in the United States and abroad that are engaged in Internet technologies, products and services are substantial in number and highly competitive, particularly in the field of Internet and IP network telephony. Many of the companies with which the Company intends to compete are substantially larger and have substantially greater resources than the Company. It is also likely that other competitors will emerge in the future. The Company will compete with companies that have greater market recognition, greater resources and broader capabilities than the Company. As a consequence, there is no assurance that the Company will be able to successfully compete in the marketplace. See "Business - Competition."

Reliance on Major Customers and Large Contracts

         Historically, substantially all of the Company's revenue has been derived from sales to a relatively small number of customers. For the fiscal year ended March 31, 1998, revenue attributable to three customers represented approximately 82% of the Company's total revenues. Revenue attributable to four customers, as a percentage of the Company's total revenue in the three month period ended June 30, 1998, was 73%. Similar or greater concentration of its net sales among a limited number of customers may occur in the future. In such event, any material decrease in net sales to any one of the Company's largest customers that is not matched by corresponding increases in net sales to new or existing customers could have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance that the Company will receive orders from any existing customers or from new customers.

Additional Authorized Shares and Shares Eligible for Future Sale May Adversely Affect the Market

         The Company is authorized to issue 50,000,000 shares of its Common Stock, $.01 par value per share. If all of the Warrants are exercised there will be a total of approximately 8,600,000 shares of Common Stock issued and outstanding. The Company will have approximately 40,900,000 shares of authorized but unissued capital stock available for issuance without further shareholder approval. Any issuance of additional shares of Common Stock may cause current shareholders of the Company to suffer significant dilution, which may adversely affect the market for the Company's Common Stock.

         As of June 30, 1998, the Company has outstanding 271,000 options to purchase shares of Common Stock granted under its 1997 Non-Qualified Stock Option Plan (the "1997 Plan"), has committed to issue 26,587 options to certain consultants that have provided services to the Company, and has committed to grant 841,250 options under the 1998 Stock Compensation Plan (the "1998 Plan"), assuming stockholder approval. The Company has reserved 500,000 shares of Common Stock for issuance upon exercise of options under the 1997 Plan and has reserved 1,000,000 shares of Common Stock for issuance upon exercise of options under the 1998 Plan. All of the options granted under the 1997 Plan or otherwise committed under the 1998 Plan or otherwise, have exercise prices which were at fair market value on the date of grant or commitment, as determined by a moving average to trading activity prior to the grant date. On July 22, 1998, the Company filed with the Securities and Exchange Commission a registration statement on Form S-8 covering up to a total of 500,000 option shares issuable under the 1997 Plan. To the extent that any options under are exercised or converted, dilution to the interests of the Company's stockholders may occur. Exercise or conversion of such options, or even the potential of their exercise or conversion, may have an adverse effect on the trading price and market for the Company's Common Stock. The holders of such options are likely to exercise or convert them at times when the market price of the shares of Common Stock exceeds their exercise price. Accordingly, the issuance of shares of Common Stock upon exercise of the options may result in dilution of the equity represented by the then outstanding shares of Common Stock held by other stockholders.

         Although the Company has no current plans to issue any additional shares of Common Stock other than pursuant to its 1997 Plan, its 1998 Plan, pursuant to other commitments to consultants or upon exercise of any of the outstanding Warrants, there can be no assurance that the Board of Directors will not decide to do so in the future. In addition, the Company must comply with the Nasdaq marketplace rules that require, among other things, shareholder approval prior to the issuance of common stock representing 20% or more of the common stock or 20% or more of the voting power prior to the issuance at a price less than the greater of book or market value of the stock.

         5,000,000 of the Company's 8,220,924 outstanding shares of Common Stock as of June 30, 1998 (including the Issued Private Placement Stock but excluding the effect of the redemption and exercise of the Redeemable Common Stock Purchase Warrants in June 1998) are, and all 75,000 shares of Placement Agent's Stock and all 300,000 shares of Underwriter's Stock will be upon issuance, "restricted securities" which may be resold to the public either upon registration or upon compliance with Rule 144 under the Act. Assuming that all of the Warrants are exercised but that there is no exercise of any other issued and outstanding options, a total of 5,375,000 of the Company's issued and outstanding shares of Common Stock will be restricted securities. The registration statement of which this Prospectus forms a part will enable all of the Offered Stock to be resold without compliance with Rule 144. However, with regard to the Company's remaining outstanding restricted securities, Rule 144 provides, in essence, that, if there is adequate current public information available concerning the Company, an affiliate, or a person holding "restricted securities" for a period of one year, may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. Nonaffiliates, however, may sell "restricted securities" without such volume limitation if their shares are held for two years. Based on these assumptions, a holder of "restricted securities" who has held them for at least one year may sell under Rule 144 at least up to 65,000 shares during each three-month period. In connection with the Initial Public Offering and the Private Placement, the stockholders holding 4,000,000 of the Company's restricted shares have agreed not to sell, transfer, assign or dispose of any restricted shares of Common Stock prior to April 7, 1999. The sale of a significant number of these shares in the public market may adversely affect the market price of the Company's securities.

         Prospective investors should be aware that future sales may have a depressive effect on the price of the Company's Common Stock and, therefore, the ability of any investor to market his shares may directly depend upon the number of shares that are offered and sold.

Potential Volatility of Market Price for Common Stock

         The current market price for the Company's Common Stock does not appear to bear any relationship to any established valuation criteria such as assets, book value, or current earnings. The Company attributes the current market price of the Company's Common Stock to anticipated benefits to the Company upon execution of its business plan. Market prices for securities of small-cap emerging companies have historically been quite volatile. General economic, industry and market conditions, as well as future announcements concerning the Company or its competitors, including technological innovations or new products, developments concerning proprietary rights, litigation involving the Company, or other factors may have a significant impact on the market price of the Common Stock. See "Market Price of Common Stock."

Legal Proceedings

         e-Net, Inc. has been named a co-defendant in civil litigation brought by Prudential Securities, Inc. ("Prudential") that seeks to recover in excess of $3 million in alleged losses associated with a margin loan made by Prudential to a non-affiliate shareholder of the Company secured by restricted common stock of the Company. This action alleges that either the Company or American Stock Transfer & Trust Co., the transfer agent in the Company's common stock (in such capacity, the "Transfer Agent"), improperly removed a restrictive legend from the certificate representing the common stock used to collateralize the margin loan. The Company has filed a motion seeking dismissal of the Prudential law suit and has filed a countersuit against Prudential and a cross-claim against American Stock Transfer & Trust Co. seeking indemnity.

         The Company believes the claims against it are without merit and that its actions will cause the matter to be either entirely dismissed or will otherwise eliminate the Company from any liability. The Company is vigorously defending the matter and does not believe the outcome of the suit or the Company's counterclaim will have a material adverse impact on the Company's financial position or results of operations.

                                 USE OF PROCEEDS

         The Company will receive no proceeds from the sale of the Offered Stock by the Selling Holders. The Company will receive net proceeds of approximately $3,050,000 if all the Warrants are exercised.

         The Company intends to use the net proceeds from the exercise of the Warrants to fund the sales and marketing of Telecom 2000 Products; for research and development of other telecommunications products; and for other working capital and general corporate purposes. The Company may also use a portion of the net proceeds for the acquisition of businesses, products and technologies that are complementary to those of the Company. While the Company from time to time has engaged, and expects to continue to engage, in preliminary discussions with other business entities with regard to the possibility of such acquisitions, as of the date hereof no such discussions have resulted in any definitive acquisition agreement. As of the date hereof, the Company has entered into an exclusive dealing agreement with a potential acquiree. No definitive agreement as to that potential acquisition has been reached, and any such transaction will be subject to numerous contingencies that must be fulfilled or waived, including but not limited to material transaction terms and mutually satisfactory due diligence. No assurances can be given that the Company will be able to reach a definitive agreement on or consummate this or any other acquisition.

                                    DILUTION

         The difference between the per share exercise price of the Warrants per share of Common Stock and the pro forma net tangible book value per share of Common Stock after this Offering constitutes the dilution per share of Common Stock to investors in this Offering.

         As of June 30, 1998, the Company had net tangible book value of $15,094,000 or $1.84 per share, which reflects the Private Placement in April 1998 and the redemption and exercise of the Redeemable Common Stock Purchase Warrants in June 1998. Net tangible book value per share means the tangible assets of the Company, less all liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the exercise of the Warrants and the sale by the Company of the Placement Agent's Stock and the Underwriter's Stock, at an assumed prices of $8.25 and $9.00 per share, as applicable, and estimated offering expenses, net tangible book value would have been $18,144,000 or $2.11 per share. The result will be an immediate increase in net tangible book value per share of $.27 (15%) to existing shareholders and an immediate dilution to new investors of $6.14 (74%), and $6.89 (77%) per share, respectively. As a result, public investors will bear most of the risk of loss since their shares are being purchased at a cost substantially above the price that existing shareholders acquired their shares. The following table illustrates this dilution:

Public offering prices of the Placement Agent's Stock and the
      Underwriter's Stock ............................................................             $  8.25 $  9.00
      Pro forma net tangible book value per share, before the Offering
                                                                                           $ 1.84
      Increase per share attributable to the sale by the Company of the
      Offered Stock                                                                           .27
                                                                                           ------
Pro forma net tangible book value per share, after the Offering
                                                                                                      2.11    2.11
                                                                                                   -------  ------
Dilution per share to new investors ...................................................            $  6.14  $ 6.89
                                                                                                   -------  ------
                                                                                                   -------  ------

         The following table summarizes the investments of all existing stockholders and new investors after giving effect to the exercise of Warrants and issuance of the Placement Agent's Stock and the Underwriter's Stock.

                                                                    Percent                  Percent    Average
                                                          Shares    of Total    Aggregate    of        Price Per
                                                         Purchased   Shares   Consideration  Total       Share
                                                                                             Invested
                                                         ---------  -------   -------------  --------  ---------
Existing Stockholders (Pro Forma) ....................... 8,220,924       96%    $28,265,000      90%        $3.44
Investors in this Offering ..............................   375,000        4%      3,046,000      10%        $8.12
                                                          ---------     -----    -----------     ----        -----

        Total ........................................... 8,595,924      100%    $31,311,000     100%        $3.64
                                                          ---------     -----    -----------     ----        -----
                                                          ---------     -----    -----------     ----        -----

         No assurance can be given as to the timing of the exercise of the Warrants or whether any or all of the Warrants will be exercised. The foregoing analysis assumes no exercise of any options or warrants other than the Warrants. In the event any such options or warrants are exercised, the percentage ownership of the investors in this Offering will be reduced and the dilution per share of Common Stock to purchasers of Common Stock in this Offering will increase.

                          MARKET PRICES OF COMMON STOCK

         The Company's Common Stock has traded on the Nasdaq SmallCap Market since April 8, 1997, under the symbol "ETEL." On September 30, 1998, the closing price of the Common Stock was $3.438 per share. There are approximately 84 record holders of the Company's Common Stock. The following table sets forth the range of high and low bid prices for tile Common Stock, as quoted on Nasdaq, for the period from April 8, 1997, the date of the Company's initial public offering of securities, through September 30, 1998.

                                           Period                                      High         Low
                                           ------                                      ----         ---
           April 8 - June 30, 1997 ................................................. $ 5.8125     $ 3.8130
           July 1 - September 30, 1997 ............................................. $ 5.3750     $ 3.7500
           October 1 - December 31, 1997 ........................................... $ 9.1250     $ 4.8750
           January 1 - March 31, 1998 .............................................. $ 7.5000     $ 5.0000
           Apri1 1, 1998 - June 30, 1998 ........................................... $18.5000     $ 8.0000
           July 1, 1998 - September 30, 1998 ....................................... $19.0000     $ 2.7810

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company, as of March 31, 1998 and as adjusted to reflect the sale of the Offered Stock. No assurance can be given to the timing of exercise of the Warrants or whether all or any of the Warrants will be executed. The table should be read in conjunction with the Financial Statements and the notes thereto.

                                                                                       Historical
                                                                                     June 30, 1998  As Adjusted (1)
                                                                                     -------------  ---------------
Long-term debt ..................................................................... $           0  $            0
Stockholders Equity
    Common Stock, $.01 par value, 50,000,000 shares authorized, 8,220,924 shares outstanding; 8,595,924 shares outstanding, as
    adjusted .......................................................................        82,000          86,000
Stock Subscriptions Receivable .....................................................            --              --
    Additional paid-in capital .....................................................    28,265,000      31,311,000
    Retained deficit ...............................................................   (13,253,000)    (13,253,000)
                                                                                       ------------    ------------
    Total stockholders' equity ..................................................... $  15,094,000  $   18,144,000
                                                                                       ------------    ------------
                                                                                       ------------    ------------
Total capitalization ............................................................... $  15,094,000  $   18,144,000
                                                                                       ------------    ------------
                                                                                       ------------    ------------

--------------------------
(1) As adjusted to reflect the net proceeds to the Company of the exercise of the Warrants. Assumes no exercise of any options or warrants other than the Warrants.

                                 DIVIDEND POLICY
                       CONDITION AND RESULTS OF OPERATIONS

         Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid by the Company.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Results of Operations

Year Ended March 31, 1998 Compared to Year Ended March 31, 1997

         Sales for the year ended March 31, 1998 were approximately $722,800, an increase of 32% from the approximately $549,000 recorded for fiscal year 1997. The revenue increase was due to the general availability of the Company's Telecom 2000 product line. Product sales for the Telecom 2000 product line resulted in approximately $347,500 of sales for the fiscal year ended March 31, 1998, compared to approximately $24,000 of product sales for the corresponding fiscal year 1997. Services sales for the year ended March 31, 1998, were primarily from one customer.

         Gross profits for the year ended March 31, 1998 were approximately $375,700 or 52% of sales, compared to the approximately $139,000 or 25% of sales for fiscal year 1997. The gross profit percentage increase was due to the increased emphasis on Telecom 2000 product sales, which have a higher gross profit contribution than software installation and support services sales.

         Selling, general & administrative expenses for the year ended March 31, 1998, were approximately $3,474,900, an increase of 197% over the approximately $1,171,200 recorded for fiscal year 1997. The dollar increase in these expenses over the prior year reflected additional spending for personnel and programs consistent with the Company's emphasis on the Telecom 2000 product line. The increased spending level in fiscal year 1998 also reflected higher spending for programs and promotions needed to generate and support product roll-out of, as well as substantial marketing expenditures made in connection with the general availability of, the Company's Telecom 2000 product line.

         Research & development expenses for the year ended March 31, 1998, were approximately $804,800, a 240% increase over the approximately $236,800 recorded for fiscal year 1997. The increased expenditures for research and development are due to the increase in number of employees and other expenditures devoted to the general development of the Company's technology products.

         Other income (expense) charges for the year ended March 31, 1998, were approximately $5,000, an increase from the approximately $(5,668,500) recorded for fiscal year 1997. In the year ended March 31, 1997, the Company's other income and expenses included several one-time charges associated with the issuance of bridge loans which were subsequently converted to equity of approximately $5,385,100, and the cost of an abandoned stock registration of approximately $284,600. The Company also had an increase in funds invested over the same period in 1997.

         To date, inflation and seasonality have not had a material impact on the Company's results of operations.

Year Ended March 31, 1997 Compared to Year Ended March 31, 1996

         Sales increased by 87% to approximately $549,000 in the year ended March 31, 1997 from approximately $294,000 in the period ended March 31, 1996. The increase in sales dollars was attributable to the increased delivery of the Company's IntelliSeries Products and Help Desk Services. In the period ended March 31, 1997, revenue mix, as a percentage of sales, among products and services was 5% and 95%, respectively. Revenue mix among products and services for the corresponding period in 1996 was 15% and 85%, respectively. For the year ended March 31, 1997, the Company derived 78% and 21% of its sales from two customers, respectively and 32%, 29%, 16%, and 13% from four customers, respectively for the same period in 1996.

         Cost of product sales and service increased by 364% to approximately $410,000 in the year ended March 31, 1997 or 75% as a percentage of revenue as compared to approximately $88,000 or 30% as a percentage of revenue in the corresponding period in 1996. The dollar increase was largely attributable to the increased business volume and the associated labor, overhead, consultant and subcontract costs necessary to service the increased volume, as well as the foregoing compensation during the start-up phase (see pro forma adjustment on the Statement of Operations for the period from beginning of operations to March 31, 1996). The percentage increase was attributable to the proportional increase in service revenues compared to product revenues.

         General and administrative expense increased by 917% to approximately $1,171,000 in the year ended March 31, 1997 from approximately $115,000 in the corresponding period in 1996. The dollar and percentage increase were largely due to the hiring of administrative and selling staff. The number of employees of the Company engaged in general and administrative, selling, and research and development activities increased from one at March 31, 1996 to 11 at March 31, 1997. The Company plans to make additional expenditures in the research and development and the general, administrative and selling organizations as necessary over the next twelve months.

         Research and development costs increased to approximately $237,000 in the year ended March 31, 1997 as compared to $-0- in the corresponding period in 1996. Research and development costs consist of hardware related development costs associated with its Telecom 2000 Products and the $50,000 purchase price for certain prototype boards, proprietary software code and research and development in May 1996. The Company also incurred approximately $521,000 in capitalized software development costs related to development of software for its Telecom 2000 Products in the year ended March 31, 1997. The Company plans to continue research and development activities, however, future software development costs will be capitalized in accordance with generally accepted accounting principles, subject to judgements to be made as to technological feasibility of the software development efforts and recoverability. Upon release of software products, ongoing development, maintenance and support costs will be expensed as incurred.

         Interest and financing charges net total was approximately $5,669,000 for the year ended March 31, 1997 as compared to approximately $627,000 in the corresponding period in 1996. The increase in interest and financing charges was mainly due to approximately $5,385,000 in interest expense associated with certain bridge loans and approximately $285,000 of costs associated with a planned initial public offering of securities in 1996 which was abandoned in September 1996. The anomalous interest expense associated with the bridge loans reflects the highly speculative nature of the loans at the time. The aggregate value of $6,000,000 of interest expense incurred in the fiscal years ended March 31, 1996 and 1997 attributed to issuance of the bridge loans was computed using the offering price of the units in the Company's proposed 1996 public offering less the amount of debt converted to paid-in capital. Traditional forms of short term asset based financing were not available to the Company. Management therefore believed the funds provided by the loans were critical to the Company to bring its products to market and justified the issuance of the bridge unit securities as additional consideration for such loans. The Company does not expect to encounter similar difficulty in obtaining short term financing in the future. Therefore, financing expense of the magnitude associated with the bridge financing is believed to be nonrecurring. The Company's product lines are, in some cases ready for, and in other cases being prepared for, commercial production. A portion of the proceeds from the Company's initial public offering was used to fund the production of start-up inventory necessary for initial deliveries to customers. By filling sales orders and generating increases in accounts receivable and cash flow, management believes traditional asset-based financing will be attainable to satisfy ongoing working capital needs. In addition to successfully completing its initial public offering in April, 1997, the Company also secured a $1,000,000 credit facility (see Liquidity and Capital Resources below). In April, 1998, the Company sold 750,000 shares of common stock in the Private Placement, resulting in net proceeds to the Company of approximately $5,175,000.

         Loss from operations increased to approximately $1,269,000 in the year ended March 31, 1997 as compared to income from operations of approximately $90,000 in the corresponding period in 1996. The dollar increase in loss from operations was largely attributable to the increase in research and development, and selling, general and administrative costs, and cost of product sales and service as discussed above. In future periods, gross margins may be affected by price competition or changes in sales channels, increases in the costs of goods or changes in the mix of products sold.

         Loss before income taxes increased to approximately $6,938,000 in the year ended March 31, 1997 as compared to loss before income taxes of approximately $537,000 in the corresponding period in 1996. The dollar increase in loss before income taxes was largely attributable to the increase in financing costs associated with a private placement and operating costs as discussed above.

         A valuation allowance has been established equal to the amount of income taxes pending evidence that the Company will be able to generate taxable net income which will be offset by the net tax loss carryforward in future years. Financing expense associated with the issuance of bridge units is non-deductible and is being treated as a capital transaction for income tax reporting purposes. The use of net operating losses by the Company in the future to offset taxable income may be limited to the event of a change in control of the Company in accordance with Section 382 of the Internal Revenue Code.

         Net loss for the year ended March 31, 1997 was approximately $6,938,000 or ($1.72) per share, compared to a pro forma net loss of approximately $775,000 or ($.26) per share for the same period in 1996. Pro forma data presented in the accompanying statement of operations reflect the result of operations on a pro forma basis had the officer been employed by the Company for the entire period at a compensation level equal to that contained in the agreement disclosed in Note F--Commitments and Contingent Liabilities.

Three Months Ended June 30, 1998 Compared to Three Months Ended June 30, 1997

         Net sales for the first quarter ended June 30, 1998 were approximately $433,000, an increase of 392% over the approximately $88,000 recorded for the corresponding quarter of 1997. The revenue increase was driven primarily by the general availability of the Company's T2000 product line. Product sales increased to approximately $304,000 in the first quarter ended June 30, 1998 compared to $1,000 recorded for the corresponding quarter of 1997. The sales for the quarter ended June 30, 1997 were primarily from one customer while the product sales for the quarter ended June 30, 1998 were primarily from four customers.

         Gross profits for the first quarter ended June 30, 1998 were approximately $200,000 or 46% of sales, compared to the approximately $49,000 or 56% of sales for the corresponding quarter of 1997. The amount of gross profit increase was due to increased product sales as discussed above. The gross profits on product sales for the first quarter ended June 30, 1998 were approximately $114,000 or 37% of product sales. The product sales, cost of sales and resulting gross profits were affected by increased capitalized software amortization costs and sales discounts to distributors and value added resellers.

         Selling, general & administrative expenses for the first quarter ended June 30, 1998 were approximately $1,533,000, an increase of 140% over the approximately $639,000 recorded for the corresponding quarter of 1997. The dollar increase in these expenses over the prior year reflected additional spending for personnel, advertising and substantial marketing expenditures made in connection with promotion of the Company's T2000 product line.

         Research & development expenses for the first quarter ended June 30, 1998 were approximately $555,000, an increase over the approximately $23,000 recorded for the corresponding quarter of 1997. The majority of the research and development expenditures for the 1997 quarter were software development costs incurred on products after achieving technological feasibility and were capitalized for future amortization.

         Interest & financing expenses for the first quarter ended June 30, 1998 were approximately $-0-, a decrease over the approximately $10,000 recorded for the corresponding quarter of 1997. Other expenses for the first quarter ended June 30, 1998, were approximately $69,000, an increase over the approximately $32,000 recorded for the corresponding quarter of 1997. The increase in other expenses are due primarily to expenses associated with the continued registration of certain of the Company's publicly traded securities and other related items.

         The Company does not believe that inflation has had a material adverse effect on sales or income during the past several years. Increases in supplies or other operating costs may adversely affect the Company's operations; however, the Company believes it may increase prices of its products and systems to offset increases in costs of goods sold or other operating costs.

         Based on its experience to date, the Company believes that its future operating results may be subject to quarterly variations based on a variety of factors, including seasonal changes in the weather. Such effects may not be apparent in the Company's operating results during a period of expansion. However, the Company can make no assurances that its business can be significantly expanded under any circumstances.

Liquidity and Capital Resources

         The Company's operations to date have concentrated on continuing development of its products establishing acceptance of its software products in the telecommunications industry, providing services to its existing customer base and securing financing necessary to fund development, operations and expansion of its business.

         In the year ended March 31, 1998, the Company received net proceeds of approximately $5,885,100 from an initial public offering of the Company's Common Stock and Warrants. The Company also secured a $1,000,000 one year credit facility in the year ended March 31, 1998, which is secured by investments, receivables and fixed assets. The Company used approximately $(3,488,000) in cash flows from operating activities, excluding changes in assets and liabilities, during the year ended March 31, 1998, compared to approximately $(1,518,000) for fiscal year 1997. The increase in cash flows used in operating activities excluding changes in assets and liabilities was mainly due to the increase in selling, general and administrative expenses and research and development expenses discussed above. The total net cash used by operating activities was approximately $(3,642,300) for the year ended March 31, 1998, compared to approximately $(1,187,000) for the corresponding fiscal year 1997.

         Cash used by investing activities totaled approximately $1,762,000 for the year ended March 31, 1998 as compared to approximately $646,000 for fiscal year 1997. The main component of that investing activity was the investment in short-term securities of approximately $960,200, as well as continued expenditures for capitalized software development and property and equipment of approximately $465,300 and $337,000, respectively. The majority of the expenditures related to continued development of the Telecom 2000 product line.

         Cash provided by financing activities totaled approximately $5,880,600 for the year ended March 31, 1998, compared to approximately $1,654,900 for the corresponding fiscal year 1997. The Company successfully completed an Initial Public Offering in April 1997, which yielded net proceeds of approximately $5,885,100. The Company has access to a $1,000,000 credit line through May 1999, secured by investments, fixed assets and receivables, but did not borrow against that line of credit during the year ended March 31, 1998. While there is no assurance of its renewal, the Company believes that this credit facility should remain available to the Company for working capital requirements.

         In the quarter ended June 30, 1998, the Company received net proceeds of approximately $5,100,000 from a private placement of the Company's common stock and net proceeds of approximately $9,000,000 from the exercise of the Company's common stock warrants. The Company also renewed a $1,000,000 one year credit facility that is secured by investments, receivables and fixed assets. The Company used approximately $(1,756,000) in cash flows from operating activities, excluding changes in assets and liabilities, during the first quarter ended June 30, 1998, compared to approximately $(577,000) for the corresponding quarter of 1997. The increase in cash flows used in operating activities excluding changes in assets and liabilities was mainly due to the increase in selling, general and administrative expenses and research and development expenses discussed above. The total net cash used by operating activities was approximately $(2,144,000) for the first quarter ended June 30, 1998, compared to approximately $(914,000) for the corresponding quarter of 1997.

         Cash used by investing activities totalled approximately $3,099,000 for the first quarter ended June 30, 1998 as compared to approximately $2,997,900 for the corresponding quarter of 1997. The main component of that investing activity was the investment in short-term securities of approximately $2,917,000, as well as continued expenditures for capitalized software development and property and equipment of approximately $30,000 and $151,000, respectively. The majority of the expenditures related to continued development of the Company's T2000 product line.

         Cash provided by financing activities totalled approximately $14,113,000 compared to approximately $5,883,000 for the corresponding quarter of 1997. The Company successfully completed a private placement in April 1998 that yielded net proceeds of approximately $5,100,000, and exercises of the Company's common stock warrants prior to their redemption in June 1998 yielded net proceeds of approximately $9,000,000. The Company has access to a $1,000,000 credit line secured by investments, fixed assets and receivables, but did not borrow against that line of credit during the first quarter ended June 30, 1998.

         The Company expects to continue to make significant investments in the future to support its overall growth. Currently, it is anticipated that ongoing operations will be financed primarily from net proceeds of the private placement, warrant exercise, the line of credit facility, and from internally generated funds. The Company presently has a line of credit, investments, and cash and cash equivalents on hand and believes that these will be sufficient to meet cash requirements as needed. However, as indicated in the Company's most recent Annual Report on Form 10-KSB, as amended, while operating activities may provide cash in certain periods, to the extent the Company experiences growth in the future, the Company anticipates that its operating and product development activities may use cash and consequently, such growth may require the Company to obtain additional sources of financing. There can be no assurances that unforeseen events may not require more working capital than the Company currently has at its disposal.

Future Operating Results

         The preceding paragraphs and the following discussion include forward-looking statements regarding the Company's future financial position and results of operations. Actual financial position and results of operations may differ materially from these statements. All such statements are qualified by the cautionary statements set forth above under "Forward Looking and Cautionary Statements" and "Risk Factors," as well as the following statements.

         The Company has invested significant amounts in the research and development and the initial product roll-out marketing and selling for the Telecom 2000 product line. The emphasis, attention, and dedication of Company's limited resources for the Telecom 2000 product line have caused and, in management's view, will continue to cause negative operating earnings. However, the Company believes that the value and sales potential of the Telecom 2000 product line outweighs the risk of continued operating losses.

         The first products of the Telecom 2000 product line became generally available during the second quarter of fiscal 1998 and the Company believes that revenues will continue to grow as contracts are finalized and products are delivered over fiscal 1999. The protracted process of obtaining governmental regulatory approval of products (i.e. Federal Communications Commission product certification) and the hiring of senior telecommunications sales and technical staff in the current low-unemployment-rate economy have caused, and may continue to cause, an effect on the delivery of the Company's products to market. To date the Company has received all regulatory approvals which it has sought, and has been able to hire senior telecommunications sales and technical staff, although no assurance can be given to such results in the future.

         The Company does not expect revenue growth to occur ratably over the 1999 and 2000 fiscal years; instead, the Company expects that the major impact of the Telecom 2000 product introduction on revenues and earnings will occur during fiscal 1999. Revenue growth in fiscal 1999 will depend to a large extent on the timing of the Company's rollout for products in the Telecom 2000 product line.

         Because of the foregoing uncertainties affecting the Company's future operating results, past performance should not be considered to be a reliable indicator of future performance. The use of historical trends to anticipate results or trends in future periods may be inappropriate. In addition, the Company's participation in a highly dynamic industry may result in significant volatility in the price of the Company's common stock.

                                    BUSINESS

         e-Net develops, produces, markets and supports open telecommunications software and related hardware that enable, enhance, and manage telephone communications over the Internet, private IP networks and "intranets," and other types of DDNs. The Company's Telecom 2000-TM- Products provide a user-friendly method of high fidelity telephone communications through DDNs. Through the use of Telecom 2000 Products, organizations can reduce their telephone expenses by extending their telephone services to remote offices and mobile employees, in some cases bypassing long distance service charges, while using their existing internal DDNs.

Company Background

         Since its founding, the Company has focused on the development of software-based telecommunications products that enable, enhance or manage telephone communications. In the early 1990's, prior to the Company's founding, its principal founder, President and Chief Executive Officer, Robert A. Veschi, collaborated in developing telephony-over-data telecommunications products with Arthur Henley and Scott Grau, two other founders of the Company. Working within a corporation named Officecom, Inc., this product development effort included the invention by Messrs. Henley and Grau of the technology covered by the 353 Patent. In order to continue this product development effort, in March 1996 the Company acquired all right, title and interest in and to the 353 Patent from Messrs. Henley and Grau in consideration of a five percent royalty against gross profits from the sale of products covered by the 353 Patent. The Company completed this intellectual property acquisition in April 1996 by purchasing all of the assets of Officecom, Inc. for $50,000.

         The Company purchased a set of products, licenses and contracts from a Washington, DC area telecommunications firm, OctaCom, Inc., in May 1995. This transaction included the assignment of contracts to provide services to Sprint Communications Company, LP ("Sprint") and Comsat Corp., the acquisition of the Company's IntelliCD-TM- and DebitBill-TM- products, and an exclusive license for e-Net NMS-TM-. The initial revenue and contract base for the Company was established at this time.

         The Company was awarded a contract known as Internet Protocol Dial Services Support ("IP Dial Support") by Sprint in February 1996, under which e-Net technical personnel provide Internet usage, management and maintenance services to Sprint. Sprint expanded e-Net's IP Dial Support role in February 1997 by adding to the contract Sprint Frame-Relay network reporting using the Company's Intelli-Series-TM- product.

         The Company announced its first Telecom 2000 Products in April 1996. Thereafter, the Company established two significant "beta" test sites for the Telecom 2000 system: Intermedia Communication Incorporated ("ICI"), a substantial regional competitive local exchange carrier ("CLEC"), in October 1996, and Sprint, a major long distance services provider, in November 1996. These agreements provided e-Net with Telecom 2000 Product usage experience and established references for e-Net with these two companies. Long distance services providers and CLECs, such as ICI and Sprint, are among the Company's primary target customers for Telecom 2000 Products.

         Having completed "beta" testing, in May 1997 the Company announced its IP version of Telecom 2000. In July 1997, the Company began sales of Telecom 2000 Products with the introduction of the Telecom 2000 Desktop System. In August 1997, the Federal Communications Commission certified the Telecom 2000 Desktop System for interconnection to public telephone systems, eliminating a regulatory impediment to sales, and in October 1997 the Company announced that it had hired its first Vice-President of Sales.

Industry Background

         The Internet is a global web of computer networks. Developed over 25 years ago, this "network of networks" allows any computer attached to the Internet to talk to any other using the Internet Protocol. The Internet has traditionally been subsidized by the U.S. federal government, and was historically used by academic institutions, defense contractors and government agencies primarily for remote access to host computers and for sending and receiving e-mail. As the number of commercial entities that rely on the Internet for business communications and commerce has increased, the level of federal subsidies has significantly diminished, and funding for Internet infrastructure and backbone operations has shifted primarily to the private sector.

         In the mid-1990's, companies began to develop and market products that delivered audio, including voice, over the Internet. Early Internet telephony required cumbersome components to make Internet-based telephone calls, such as personal computer speakers and microphones. In addition, participants in the telephone call had to use identical software, running at the same time. Voice quality was poor, with a half-duplex nature and with long delays; however, the promise of this technology was established because the Internet telephone call could seemingly be made "free," even over long international distances, and because the extraordinary increase in users of the Internet began to create a large target market for the products. See "-Competition."

         "Voice-over-IP" refers to the transmission of voice as digital data on IP-compatible networks, which include the Internet as well as Internet-compatible, private "Intranets." IP networks are increasing in usage and popularity as a function of an increase in the number of Internet users. "Telephony" is distinguishable from "voice" in that voice is the sound of speech, whereas "telephony" means voice coupled with features such as full-duplex, call waiting, call holding, call transfer, conference calling, billing, voice-mail and the like. Management believes that telephony on IP networks is becoming more attractive because of the low cost of using IP networks (especially the Internet), because of the growing number of IP network users and because IP telephony products like e-Net's are improving their voice sound quality. The Company believes that, due to the demand for lower cost telephone service, the market for telephony through DDNs, while in its early stages, holds significant potential for growth. According to a recent report issued by the technology industry analysis firm Frost and Sullivan, market for Internet telephony gateways is forecast to grow from $4.7 million in 1996 to $1.8 billion in 2001. Although the Company has not participated in any of the formal research contained in the Frost and Sullivan report and cannot endorse its methods or conclusions, the Company generally believes that this market will grow substantially and that its products are well positioned to capture a significant share of this new, emerging market.

Telecom 2000-TM- Products

         The Company's Telecom 2000 Products enable telephony through DDNs. Telecom 2000 Products provide high fidelity duplex voice and telefax through DDNs, and also generally offer traditional telephony features such as call waiting, call holding, call transfer, conference calling, billing, voice-mail and the like. The Company views its products as offering several competitive advantages. First, Telecom 2000 Products facilitate low-cost DDN telephone service with substantially the same operating features and the voice quality of traditional telephone service. Next, the use of Telecom 2000 Products can be gradually implemented so that growth from small installations to large installations can occur while the user maintains high levels of performance and preserves a substantial amount of its prior technology investment. Finally, the distributed architecture of Telecom 2000 Products is designed to avoid problems associated with centralized systems, such as system-wide telephony loss due to the malfunction of a single computer or PBX, limitations on system growth and excessive hardware cost. There are three classes of Telecom 2000 Products, two of which include products that are available for delivery.

         Telecom 2000 Desktop - Small Systems

         This product set, with sales commencing in July 1997, consists of e-Net's award-winning Telecom 2000 Desktop system with two components, the TS-Workstation card and the CO-Gateway card. This system uses the customer's existing network computer installed base and its fixed-cost, available-capacity LAN/WAN, including the Internet, to provide peer-to-peer toll-quality telephony, with or without the use of a PBX.

         The small systems product set also includes the Telecom 2000 retail consumer product called NetConnect, with respect to which the Company announced general availability in May 1998. This product is a half-card TS circuit set with a dial-up functionality enabling Internet telephony for the individual consumer and home use, is the lowest-priced Telecom 2000 Product offering and, in management's view, offers a broad market potential. In combination with some of the advanced Internet "chat-room" services, this product is designed to provide a unique, secure, private-dialing-plan Internet telephony service with high fidelity, at a low price.

         Generally speaking, Telecom 2000 Desktop products are characterized by embedded firmware, which can be placed on a computer integrated circuit board, in the assembly of a modem (cable TV set-top, DSL box, ISDN pipe) or in a router, switch or multiplexer. Telecom 2000 Desktop products start with one port and scale up to 24
                                       18
ports. When all products are announced, the price range of the Telecom 2000 Desktop product set is expected to be between $100 and $5,000.

         Telecom 2000 Customer-Premises-based Gateway - Medium Systems

         The Telecom 2000 Customer-Premises-based Gateway product set was announced in October 1997 and made available for shipment in February 1998. It provides T1/E1 voice-over-data advantages, consolidates customer site-originated telephone calling for data network-based transport and efficiency and delivers a mid-level of data network call volume handling on a cost-effective basis. Starting with 24 ports (T1 single span), the product is scaleable up to 96 channels per-chassis (and 192 ports in a dual back plane configuration). Each chassis is capable of being interconnected to obtain single-device performance, gaining more ports as a function of this "linking" or "ganging."

         The resulting product suite delivers a customer site application of high voice quality with a low per-port data network telephony price. When all products are announced, the price range of the Telecom 2000
Customer-Premises-based Gateway product set is expected to be between $5,000 and $50,000.

         Telecom 2000-TM- Carrier-Class Gateway - Large Systems

         The large systems product set, Telecom 2000 Carrier-Class Gateways, was announced in December 1997, is under development and is anticipated to be ready for delivery by March 1999. Of all Telecom 2000 Products, it will offer the largest number of ports. It is designed to be scaleable from the equivalent of four T1s up to 60 T1s, with high fidelity voice quality, and is intended to meet fully all-existing and evolving standards for the emerging voice-over-IP carrier market. The Company believes that, at the time of its introduction, this system will be the only available DDN telephony technology offering over 1000 simultaneous call capacity in a single cost-effective, space-efficient chassis. Each chassis is capable of being interconnected to obtain single-device performance and greater port density, with no logical upward limitation on the total number of ports.

         The Telecom 2000 Carrier-Class Gateway is being designed to meet all interconnection and compression standards, will be certified in most foreign countries, and is designed to be fully NEBS-compliant for main long distance carriers, alternate access carrier, local exchange carrier and CLEC customers. When all products are announced, the price range of the Telecom 2000 Carrier-Class Gateways product set is expected to be between $100,000 and $500,000.

Other Company Products and Services

         e-Net NMS-TM- and IntelliSeries-TM-

         The Company sells a proprietary, expert systems-based, user friendly, object-oriented network and system management product called the e-Net NMS-TM-network management system. e-Net NMS provides enterprises with a broad range of capabilities for managing global telephone and data networks. This product offers automated management of operating problems, system configuration, system performance, system security, accounting, network traffic optimization and re-routing, configuration and database management, and system failure detection.

         e-Net has developed a set of products called IntelliSeries-TM- to provide a simple, inexpensive network usage and billing reporting capability. IntelliSeries uses imaging technology and is a general-purpose search and retrieval engine that can be used in a wide variety of user applications. One of e-Net's clients, Sprint, uses IntelliSeries products to provide its clients with database access to their monthly call detail record data and frame relay performance data.

         The Company believes that Telecom 2000 Products and competitors' voice-over-data products will gain usage on DDNs, and that this increase in usage will create greater data volume on DDNs. The Company anticipates that this volume growth will increase the opportunity for sales of data network management and network reporting products like e-Net's NMS and IntelliSeries products. The Company intends to couple sales and marketing of Telecom 2000 Products with marketing activity for e-Net NMS and IntelliSeries Products.

Strategic Relationships

         e-Net has established, and intends to continue to establish, a variety of strategic relationships that are intended to result in the embedding of e-Net telephony-enabling technology in various DDN devices. Strategic partners are important to the Company because they have developed products or they deliver services established in the DDN communications market, but have not yet implemented telephony capability within those products or services.

         To date, Sprint has been the Company's largest customer. The IP Dial Support contract provided a significant increase in revenue to the Company, grew the Sprint technology relationship, validated the efficacy of the use of the IntelliSeries products and increased the Company's involvement in the Internet-related business and technology. Arising out of the growing Sprint technology relationship under the IP Dial Support contract, Sprint became a "beta" test site for the Company's Telecom 2000 Product in November 1996.

         In June 1997, the Company announced an agreement for cooperative marketing with Paradyne Corporation. Under the agreement, e-Net's Telecom 2000 is demonstrated and sold operating in conjunction with Paradyne's DSL technology product called HotWire-TM-. Headquartered in Largo, Florida, Paradyne is a leading developer and provider of products and technologies that facilitate high-speed access to networks worldwide for communications, computing and information. The Company believes that Paradyne's DSL products are among the best products, in terms of price and performance, in the telecommunications industry. The Company believes that DSL products have a strong market potential. DSL technology delivers digital data at high speeds on existing copper telephone lines, and the Company expects that the Regional Bell Operating Companies ("RBOCs") may, at some point in the future, sell access to copper telephone lines to digital data service providers at a lower price, "unbundled" from other RBOC services. If so, digital data service providers and the home consumer will have the opportunity to provide and acquire more information at a lower cost with DSL. In particular, the Company's DDN telephony products could be used to include telephone service in those digital data service packages at a low price.

         In August 1997, the Company announced an agreement with Magellan Network Systems, Inc., ("Magellan") for product development and software integration of Magellan billing, voice-mail and other software with e-Net's Telecom 2000 Carrier-Class Gateway products. This cooperative development and marketing arrangement is expected to give e-Net's Telecom 2000 Carrier-Class Gateway products the carrier-class software applications required to address the needs of large-call-volume customers. Magellan, a privately held corporation with headquarters in Sunnyvale, California, is a supplier of the M4000 Enhanced Services Platform, offering long distance switching, debit card, calling card, international call-back and voicemail applications to domestic and international carriers and service providers. All of these applications integrate with Magellan's system management software, which provides sophisticated system management and billing capabilities. Magellan Communications, Inc., a related company, specializes in unified messaging systems and voice processing equipment for many of the world's leading telephone companies.

         In December 1997, the Company announced an agreement with Summa Four, Inc. to build e-Net's Telecom 2000 Carrier-Class Gateway. This agreement provides a preferential and discounted arrangement under which the two companies can purchase and license each other's products in order to deliver, through their respective sales channels, what the Company believes will be a unique product. Because of Summa Four's price and performance, management believes that embedding e-Net technology on Summa Four's existing product is the optimal approach for designing and building the Telecom 2000 Carrier-Class Gateway. Summa Four also utilizes the same family of microprocessor that e-Net uses, which may reduce product development risk and delay. Summa Four is a leading provider of open, programmable switching platforms that enable telecommunications providers worldwide to build intelligent, flexible networks that support the rapid deployment of new wireline and wireless services. An ISO 9001 certified company, Summa Four is headquartered in Manchester, New Hampshire, and has sales, service and support offices in the United States, the U.K., Singapore and Japan.

         In January 1998, the Company announced that it had been awarded a contract from Com21, Inc. This agreement provides that e-Net will deliver certain of its existing software to Com 21 and develop additional software for Com21. The combined software delivered and developed by e-Net for Com21 is intended to be used to integrate telephone and telefax capabilities into a cable television modem embedded in the cable television control unit typically located on top of the consumer's television set. This new system is expected to allow customers to plug
                                       20
their telephone, telefax and/or computer into their cable television system to take advantage of the speed of the cable system, which far exceeds the speed of other home data network transmission lines. Customers of cable systems would be able to make local calls without existing RBOC fees, and customers of cable systems that are connected to cable systems in other localities would be able to make long distance calls through the cable television system without incurring the long distance toll charges assessed by traditional long-distance telephony service carriers. The contract calls for e-Net to receive an up-front payment, milestone payments and a per-unit royalty for the 30 months following the introduction of the product. The contract is not exclusive, and the Company hopes to expand its offering of telephony products in the cable television market. Com21, which is located in Milpitas, California, develops, manufactures and markets cable modem based communication systems. Its ComUNITY Access system provides end-to-end Ethernet data communications over cable TV networks. The underlying ATM architecture makes possible mixed media (voice, data, video) applications from the same cable modem platform. Com21's systems serve business, SOHO (small office, home office) and residential markets.

         In April 1998, the Company signed a contract with IDT Corporation. Under this agreement, the Company has a license to distribute IDT's Net2Phone software with its retail consumer product, NetConnect. The agreement also permits e-Net's customers who use NetConnect to make Internet telephone calls on an ordinary telephone handset across IDT's Internet telephone network, with the Company receiving six and one half per cent (6.5%) of IDT's gross revenues arising from such use.

Sales and Marketing Strategy

         The Company's primary sales and marketing strategy is to expand its sales force and dedicate that force to creating strategic end-users and reseller channels for the Company's products. This strategy commenced with the hiring of the Company's first Vice-President of Sales in October 1997, and the subsequent hiring of four new Account Managers. With this sales force in place, the Company will seek to rapidly establish a few larger installed bases of users of Telecom 2000 Products.

         With the over one hundred corporate customers who have purchased the Telecom 2000 Starter Kit, an introductory unit of Telecom 2000 Desktop system, the Company believes it is beginning to create a class of "strategic end users." Management believes that many of these corporate enterprises have the capability to evolve into multi-user Telecom 2000 customers. Therefore, a first priority of the Company's business strategy is to take advantage of these accounts and increase their usage of e-Net's products.

         Management expects to further promote this sales strategy by the expansion of distribution arrangements through distributors and systems integrators. The Company intends to use a "channel sales" approach to penetrate its target markets. These channels will be based upon "value-added" inventory/warehousing capability, sales volume commitments, geographical positioning and other factors. e-Net has and is developing relationships with carrier product distributors, personal computer system integrators, complex information system builders and managers, Government-oriented resellers and foreign-country located dealers. The Company has existing reseller relationships with Unicent Technologies, Inc., Government Technology Services, Inc., Socrates, Inc. and Comtel Electronic Systems Gmbh. Several other major corporations have engaged in significant product testing dialogue with the Company and have acquired products for testing as a preliminary step toward developing more formal distribution arrangements.

         The Company adopted a number of additional sales techniques and has targeted certain other markets in order to enhance its primary sales strategy. These include: entering into royalty and licensing agreements for the Company's intellectual property (such as the Com21 contract); stressing the advantages offered by telephone usage on the Internet and private IP networks to the increasing number of major corporations that make routine use of these DDNs; marketing to the increasing numbers of small businesses and individuals that use the Internet by stressing the cost advantages and ease of use of the Company's products; marketing on the Internet itself, through the Company's web site, to more directly target the existing Internet users who the Company believes are more likely to recognize the advantages of the Company's products; marketing to PC users through print and television advertisements, with sales promotions such as trade shows and technology expositions, and other efforts to garner media coverage; and through the Company's three-person telephone sales organization.

         The market for the Company's software and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services for communication and commerce over DDNs. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The industry is young and has few proven products. While the Company believes that its products offer significant advantages for telephony over DDNs, there can be no assurance that DDN telephony will become widespread, or that the Company's products for DDN telephony will become adopted for these purposes.

Government Regulation

         The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, including the need to obtain Federal Communications Commission approval of certain products that connect directly to the public telephone system, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet or to Internet telephony. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as regulation of prices charged for this kind of telephony, user privacy, and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet or of Internet telephony, which may in turn decrease the demand for the Company's products and increase the Company's cost of doing business or otherwise have a material adverse effect on the Company's business, operating results or financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain.

Patent, Trademark, Copyright and Proprietary Rights

         In March 1996, the Company acquired all right, title and interest in and to the 353 Patent. The Company believes that the 353 Patent is the first patent that specifically involves telephony through DDNs. The Company believes that the 353 Patent may provide certain strategic and technological advantages in the emerging market for telephony through DDNs. The Company can make no assurances, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of the 353 Patent. The Company's current and anticipated product line is not wholly dependent on the validity or applicability of the 353 Patent, and not all of the Company's products are covered by the 353 Patent.

         The Company's success and ability to compete is dependent in part upon its proprietary technology. The source code for the Company's proprietary software is protected both as a trade secret and as a patented work, which the Company believes is a competitive advantage. There can be no assurance, however, as to the extent of the advantages or protection, if any, that may be granted to the Company as a result of its proprietary technology. The Company also uses certain technology that it purchases or licenses from third parties, including software that is integrated with internally developed software and used in the Company's products to perform key functions. Of particular note is certain standards-based compression software that the Company currently licenses from elemedia, an affiliate of Lucent Technologies, Inc. There can be no assurance that these third party technology licenses will continue to be available to the Company on commercially reasonable terms. Although the Company believes that it is not unduly reliant on any of these third parties or their products, and the Company is aware of alternate sources of supply, the loss of or inability to maintain any of these technology licenses may result in delays or reductions in product shipments until equivalent technology may be identified, licensed and integrated. Any such delays or reductions in product shipments may materially and adversely affect the Company's business, operating results and financial condition.

Competition

         The market for DDN products and services, including the telephony application, is new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future, from start-up companies to major technology and telecommunications companies. Almost all of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than the Company. Such competition may materially and adversely affect the Company's business, operating results or financial condition.

         The sets of competitors associated with the three classes of Telecom 2000 Products are:

         DDN Telephony Small Systems

         A number of companies in this field have developed low-speed, half-duplex audio/voice communications software programs which use the Internet as a voice network and deliver voice by means of PC-based software, mostly for home users. These products compete with the Telecom 2000 Desktop Retail Consumer systems. Some of these competing products use the telephone handset, while some rely on PC-based speakers and microphones. Many of these products deliver voice sound which is delayed or which contains echo and "jitter," producing overall low quality, but some of these products are sold at a price substantially lower than the Company's products. Generally designed for the home user market, these competitor products have gained market share compared to e-Net, and some of the competitors are large software corporations that specialize in home PC software, giving them a competitive marketing advantage to e-Net due to their greater distribution channel capacity and name recognition.

         Some of the competitive products in this market provide computer telephony Graphical User Interfaces ("GUIs") in accordance with the Microsoft Telephony Applications Programmer Interface ("TAPI") standard, as does e-Net, while some do not. The level of sophistication of the GUI varies among the competitors. Some competitors of the Company have developed, produced and marketed products strictly for Internet telephony, not for other DDNs, while other competitors do not offer IP telephony but reside only on ATM-type DDNs. e-Net believes that its products are well-positioned because they offer telephony on all DDNs, including Ethernet in local area networks, which is relatively uncommon among its competitors. Within this field of competitors, some companies have developed, produced and marketed end-user/client application products that extend or replace PBX devices with computer software technology, like e-Net, delivering PBX-like features such as call waiting, call holding, call transfer, conference calling, billing, voice-mail and the like.

     Microsoft Corp., VocalTec Inc., NetSpeak Corp., Altigen Communications, Inc., Sphere Communications, Inc. and Quicknet Technologies, Inc. are some of the companies that compete with e-Net in the small systems market.

         DDN Telephony Medium Systems

         The companies that offer customer-premises-based gateway products delivering voice over DDNs that compete with Telecom 2000 Customer-Premises-based Gateway systems are, in some cases, larger and have more significant revenues than e-Net. The greater size and market share of such companies may offer them greater distribution channel capacity and name recognition. Most of these companies offer telephony software features residing in computer file servers, so that all common telephone features such as dial-tone and off-hook detection are centralized. This approach has allowed these competitors to complete product development earlier in the technology cycle than e-Net; however, the Company believes that its products are well positioned now to gain market share due to the performance and cost advantages of their distributed architecture.

         VocalTec Inc., NetSpeak Corp., Micom Communications Corporation (a wholly-owned subsidiary of Nortel Corporation), Vienna Systems, Inc., a Newbridge Networks, Inc. affiliate, Clarent Corporation and Inter-Tel Communications are some of the companies that compete with e-Net in the medium systems market.

         DDN Telephony Large Systems

         To the knowledge of the Company, no competitive product has the intended and announced features, performance or design of e-Net's Telecom 2000 Carrier-Class Gateway. However, the Company has reviewed a number of competitors' announcements that make general reference to intentions to launch or commence IP telephony products to enable voice for Internet service providers and data communications carriers. Data product companies with announced plans of this general nature that may compete with the Company in the future include Cisco Systems, Inc., Lucent Technologies, Inc., 3Com Corporation, Cabletron Systems, Inc., and Bay Networks, Inc.

Product Development

         The Company's current development efforts are focused on new products, product enhancements and implementing existing products within the three classes of Telecom 2000 Products: the Telecom 2000 Desktop and Retail Consumer systems, Telecom 2000 Customer-Premises-based Gateway, and the Telecom 2000 Carrier-Class Gateway system.

         DDN Telephony Small Systems

         For the Telecom 2000 Desktop product, one development priority is the improvement of DDN telephony network management software specific to the Telecom 2000 Desktop product. If very large numbers of Telecom 2000 Desktop product are installed on an private DDN intranet, the Company believes that customers will need network traffic engineering software to optimize the product's performance. The Company also is enhancing the conference-calling capability of this product to create a teleconferencing bridge that will extend the number of simultaneous conference calls on the system from the current three-call maximum to a 24 call maximum The Company believes that the development associated with the Telecom 2000 Desktop product network management software and teleconferencing bridge will be completed by December 1998.

         DDN Telephony Medium Systems

         A Company development priority for Telecom 2000 Customer-Premises-based Gateway products is the implementation of a greater level of "voice compression." Voice compression allows the products to transport more digital telephony on DDNs without increasing the bandwidth of the DDN. DDN bandwidth is valuable, and by compressing telephony, greater financial savings are gained by users. The Company currently uses a relatively modest compression scheme, known in the industry as "PCM," for its Telecom 2000 Customer-Premises-based Gateway products. The Company has also made SX7300 compression generally available, which is a significantly greater degree of compression, for Telecom 2000 Customer-Premises-based Gateway products since May 1998. The Company plans to have available for delivery to customers alternative compression schemes by the end of 1998.

         Greater voice compression, generally speaking, degrades voice quality for DDN telephony, so that DDN telephony users choose between the benefits of low bandwidth consumption and poor voice quality or the expense of higher bandwidth consumption with better voice quality. The Company's developments seek to reduce the lower voice quality of compression, and to allow customers to determine which bandwidth cost/voice quality tradeoff best suits their needs.

         DDN Telephony Large Systems

         The Company's highest priority is the Telecom 2000 Carrier-Class Gateway product, currently under development in conjunction with Summa Four. This product development also will address compression issues relevant to Telecom 2000 Customer-Premises-Based Gateway products. Management believes that standards compliance for compression is important for a product aimed at telecommunications carriers. e-Net and Summa Four have chosen the compression standard set under a scheme licensed for elemedia and known as G.723.1. Other issues for development of this Carrier-Class gateway are maintaining interoperability with DDN and IP telephony gateways made by other manufacturers and insuring the efficient physical size and the environmental tolerance of the product. The Company plans to complete development of the Telecom 2000 Carrier-Class Gateway product in March 1999.

         These product developments are currently on schedule, but there can be no assurance that product development will occur as expected or otherwise on a timely and cost-effective basis, or, if introduced, that these products will achieve market acceptance. If not, then the Company's business, financial condition and results of operations would be materially and adversely affected.

         At March 31, 1998, the Company capitalized approximately $805,200, net of amortization, in software product development costs. All other product development costs have been expensed as incurred. The Company believes that significant investments in research and development are required to remain competitive. As a consequence, the Company intends to increase the amount of its research and development expenditures in the future.

Year 2000 Matters

         The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year, consequently, in the year 2000 such systems may be unable to accurately process certain date-based information. The Company can potentially be affected by this issue through the internal computer applications on which it relies, as well as the software that it develops and sells. The Company is in process of reviewing all of its significant third party applications and obtaining documentation from the manufacturers that certify Year 2000 compliance. The Company also is in process of examining the architecture of its products, as well as documentation on the third party components that are integrated into the Company's software products; the Company believes although at this stage no assurance can be given, that its products already are Year 2000 compliant. The Company is also developing a test plan, for both internal applications and software that the Company develops, to validate the results of its initial review. Should the Company find any items that are not Year 2000 compliant in the course of its testing, the Company will endeavor to take the necessary actions to correct the matter. The Company expects that its testing procedures and any required Year 2000 compliance activities will be completed by December 31, 1998. The Company does not anticipate that Year 2000 compliance activities will have a material effect on the Company's business, product development, financial position or results of operations. However, there can be no assurance that the Company's systems and products are Year 2000 compliant until the successful completion of its testing procedures. Additionally, there can be no assurance that the systems of other companies on which the Company relies will be Year 2000 compliant which could result in a material adverse effect on the Company's business, financial condition and results of operations.

Employees

         The Company believes that one of its key competitive advantages is its technical experience and expertise. The Company's core development group includes individuals who have developed and implemented telecommunications network management software and other Internet and intranet related products and services as such products and services have emerged as a recognized application over the last twelve years. As of June 24, 1998, the Company had 34 employees, including 15 in Product Development, 8 in Sales and Marketing, and 11 in Operations and Administration.

Facilities

         The Company leases approximately 5,500 square feet for its principal executive offices, which are located at 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874. The Company's Austin, Texas product development facilities are approximately 4,000 square feet and are located at 12710 Research Blvd., Austin, Texas 78759. The Company also leases approximately 1,500 square feet for storage and excess capacity located at 12325 Hymeadow Drive, Austin, Texas 78750. Base rental for the current premises is approximately $7,900, $6,600, and $1,200 per month, respectively. The leases require the Company to pay certain property taxes and certain operating expenses. The Company believes that its current and anticipated facilities are suitable and adequate for its operations.

Legal Proceedings

         e-Net, Inc. has been named a co-defendant in civil litigation brought by Prudential Securities, Inc. ("Prudential") that seeks to recover in excess of $3 million in alleged losses associated with a margin loan made by Prudential to a non-affiliate shareholder of the Company secured by restricted common stock of the Company. This action alleges that either the Company or American Stock Transfer & Trust Co., the transfer agent in the Company's common stock (in such capacity, the "Transfer Agent"), improperly removed a restrictive legend from the certificate representing the common stock used to collateralize the margin loan. The Company has filed a motion seeking dismissal of the Prudential law suit and has filed a countersuit against Prudential and a cross-claim against American Stock Transfer & Trust Co. seeking indemnity.

         The Company believes the claims against it are without merit and that its actions will cause the matter to be either entirely dismissed or will otherwise eliminate the Company from any liability. The Company is vigorously defending the matter and does not believe the outcome of the suit or the Company's counterclaim will have a material adverse impact on the Company's financial position or results of operations.

                                   MANAGEMENT

         The officers and directors of the Company are as follows:

                                    Name                              Age                 Title
                                    ----                              ---                 -----

           Alonzo E. Short......................................      58      Chairman of the Board
           Robert A. Veschi.....................................      37      President,   Chief  Executive
                                                                              Officer, Director
           Donald J. Shoff......................................      44      Vice  President,  Finance and
                                                                              Chief Financial Officer
           Christina L. Swisher.................................      34      Vice  President,   Operations
                                                                              and Secretary
           William W. Rogers, Jr. ..............................      57      Director
           Clive Whittenbury, Ph.D. ............................      65      Director
           William L. Hooton....................................      47      Director

         Each of the directors of the Company holds office until his or her successor is elected and qualified. At present, the Company's Bylaws provide for not less than one director nor more than nine directors. Currently, there are five directors in the Company. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors. There are no family relationships among any officers or directors of the Company and none of the Company's officers and directors had been involved in any material legal proceedings during the past five years. Mr. Veschi served as a promoter of the Company and the consideration received for such services has been limited to the compensation disclosed under " -- Remuneration." The officers of the Company devote full time to the business of the Company.

         The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:

         ALONZO E. SHORT, JR., Lt. Gen., USA (ret.), 58, has been chairman of the board of the Company since January 1996. General Short has more than 30 years experience in executive management, operations and the engineering, design and development of large-scale telecommunications and data systems. General Short retired from the service in 1994 following a career that included serving as deputy commanding general (1988-1990) and commanding general (1990-1991) of the U.S. Army Information Systems Command, a major information technology organization, which was responsible for all telecommunications during the Desert Shield/Desert Storm operation, among other responsibilities. From 1991 to 1994, General Short was director of the Defense Information Systems Agency, a major information technology organization which is responsible for telecommunications and related services to the President of the United States, Secret Service, Joint Chiefs of Staff, Secretary of Defense, among other high level federal entities. From 1994-1997, General Short was president and chief executive officer of MICAH Systems, Inc., a Washington, D.C. metropolitan area based information, technologies management and consulting firm. In September 1997, General Short joined Lockheed Martin, an aerospace, defense, and information technology company, as a Vice-President. Since January 1996, General Short has been instrumental in the organization and development of the business of the Company.

         ROBERT A. VESCHI, 37, has been president, chief executive officer, and a director of the Company since January 1995. Mr. Veschi is the founder of the Company, which began its operations in June 1995. Mr. Veschi has significant experience in executive management, operations and the engineering, design and development of telecommunications and computer products and systems. From 1986 to 1990, Mr. Veschi was manager of systems engineering for International Telemanagement, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From 1990 to 1994, Mr. Veschi was a group president of I-Net, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From December 1994 to May 1995, for approximately six months, Mr. Veschi was president and chief executive officer of Octacom, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm, and a wholly-owned subsidiary of Octagon, Inc., an Orlando, Florida metropolitan area based publicly held technical services firm. From July 1994 to May 1995, for approximately nine months, Mr. Veschi was a vice president of telecommunications for

Octagon, Inc., and from January 1995 to May 1995, for approximately four months, Mr. Veschi was a member of the board of directors of such company. Since June 1995, Mr. Veschi has been instrumental in the organization, development and promotion of the Company.

         DONALD J. SHOFF, CPA, 44, has been vice president of finance and chief financial officer since November 1997. Prior to that, Mr. Shoff was director of finance and assisted the Company as a consultant prior to employment. Mr. Shoff has 21 years of significant experience in both public accounting firms and with high technology companies, both public and private. From 1977 to 1981, Mr. Shoff was a staff accountant and senior accountant on the staff of local Washington, D.C. public accounting firms. From 1982 to 1986, Mr. Shoff was the corporate cost accounting manager and a group controller for Science Applications International Corporation, a high technology products and professional services public corporation, where he was responsible for the corporate cost accounting functions and controllership of a high technology services operation group. From 1987 to 1992 and from 1993 to 1996, Mr. Shoff consulted independently and as a Senior Manager of Grant Thornton LLP, a major accounting and management consulting firm, with public and privately held high technology companies doing business with the Federal government. From 1992 to 1993 Mr. Shoff was vice president of finance and administration for Comsis Corporation, a Washington, D.C. based privately held engineering and technology company doing business with the Federal and various state governments. Mr. Shoff holds a B.B.A. degree from the Pennsylvania State University and is a certified public accountant.

         CHRISTINA L. SWISHER, 34, has been vice president of operations since December 1996 and secretary of the Company since February 1997. Ms. Swisher has significant experience in the computer networking management, systems and operations. From 1991 to 1993, Ms. Swisher was a technical and graphics specialist with the Air Force Association, a Washington, DC area based national services organization, where she was responsible for technical and statistical analyses. From 1993 to 1995, Ms. Swisher was the manager for computer networks for computer network systems and operations for I-Net, Inc., a Washington, DC metropolitan area based information, data and network systems firm. Since 1995, Ms. Swisher has been director of technical services with the Company, becoming vice president of operations in December 1996. Since June 1995, Ms. Swisher has been instrumental in the organization and development of the business of the company.

         WILLIAM W. ROGERS, JR., 57, has been a director of the Company since January 1997. Mr. Rogers has substantial senior management, operations and technical and engineering services experience. From 1972 to 1987, Mr. Rogers was a general manager engaged in operations, technical and engineering services for Boeing Computer Services, Inc. From 1987 to 1989, Mr. Rogers was president and chief executive officer of International Telemanagement , Inc., a McLean, Virginia based telecommunications and systems engineering and services company. From 1989 to 1991, Mr. Rogers was a vice president of Fluor-Daniel, where he was responsible for telecommunications and systems integration services. Since 1991, Mr. Rogers has been a vice president with Computer Sciences Corporation, a McLean, Virginia based technology products, systems and services company, where he is responsible for systems integration and related technical services. Since January 1997, Mr. Rogers has been instrumental in the organization and development of the Company. Mr. Rogers holds a B.A. degree from West Virginia University.

         WILLIAM L. HOOTON, 47, has been a director of the Company since January 1996. Mr. Hooton has substantial experience in the management, design, operation, marketing and sales of image conversion systems, electronic imaging system integration, data automation and high performance data storage subsystems. From 1990 to 1993, Mr. Hooton was vice president of operations and technical and business development of the Electronic Information Systems Group of I-Net, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From 1993 to 1998, Mr. Hooton has been president and chief executive officer of Q Corp., a Washington, D.C. metropolitan area high technology consulting firm specializing in digital imaging systems and other complex imagery in media. In September 1998, Mr. Hooton became the chief executive officer of Tower Software Inc., a Northern Virginia based digital imaging software company. Since January 1996, Mr. Hooton has been a director of the Company and has been instrumental in the organization and development of the Company. Mr. Hooton holds a B.B.A. degree from the University of Texas.

         CLIVE G. WHITTENBURY, PH.D., 65, has been a director of the Company since June 1996. Dr. Whittenbury has substantial senior management, operations and technical advisory experience. From 1972 to 1979, Dr. Whittenbury was a senior vice president and, from 1976 to 1986, a director of Science Applications International Corporation ("SAIC"), a La Jolla, California based major international systems engineering firm with current annual revenues of approximately $2 billion. Since 1979, Dr.
Whittenbury has been executive vice president and a director of the Erickson Group, Inc., a major international diversified products firm. Since 1994,
Dr. Whittenbury has been a director of MVSI, Inc., a publicly held (NASDAQ:
"MVSI") Vienna, Virginia broad-based technology products and services
company.  Dr.  Whittenbury  is a  member  of the International   Advisory
Board  for  the  British  Columbia   Advanced  Systems Institute,  which
manages commercialization programs in technology at the three major Vancouver/Victoria universities, a member of the Advisory Board of Compass Technology Partners, an investment fund, and is chairman of the Advisory
Board (Laser  Directorate)  for  the  Lawrence  Livermore  National
Laboratory.   Dr. Whittenbury has also served as a technical  advisor to three U.S. Congressional Committees and the Grace Commission. Since June 1996, Dr. Whittenbury has been instrumental in the organization and development of the Company. Dr. Whittenbury holds a B.S. degree (physics) from Manchester University (England) and a Ph.D. degree (aeronautical engineering) from the University of Illinois.

Remuneration

         Executive Compensation

         The following table sets forth annual remuneration of $100,000 or more paid for the fiscal years ended March 31, 1996 and 1997 and proposed to be paid for the fiscal year ended March 31, 1998 to certain officers and directors of the Company:

         The following table sets forth certain compensation information for the fiscal years ended March 31, 1996, 1997 and 1998 with regard to the Company's chief executive officer and one other executive officer whose combined salary and bonus was $100,000 or more in fiscal year 1998 (the "Named Officers"):

                           Summary Compensation Table

                                                                                                        Other
                                                Position                                               Annual
         Name of Individual                   with Company           Year     Salary      Bonus    Compensation(1)
         ------------------                   ------------           ----     ------      -----    ---------------
Robert A. Veschi ..................... President, Chief Executive   1998      $175,000    $87,500        --
                                         Officer, Director          1997       175,000     87,500        --
                                                                    1996            --     25,000        --

Christina L. Swisher ................. Vice President, Operations   1998        88,333     21,000        --
                                         and Secretary              1997        57,917      5,607        --
                                                                    1996         6,250      4,167        --

----------------------------
(1) The officers of the Company may receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for employees of the Company. The amount allocable to each Named Officer cannot be specifically ascertained, but, in any event, did not in any reported fiscal year exceed the lesser of $50,000 and such Named Officer's combined salary and bonus. The Company has purchased key-man term life insurance on Mr. Veschi in the amount of $2 million, which designates the Company as the owner and beneficiary of the policy. The Company has agreed to grant to Ms. Swisher options to purchase 60,000 shares of Common Stock, in consideration of services during fiscal year 1998. However, such options have not yet been granted by the Company and the terms thereof have not yet been set.

         Director Compensation

         The directors of the Company, with the exception of Mr. Veschi, are entitled to annual remuneration of $24,000 pursuant to oral agreements between such directors and the Company. The Company has agreed to grant to each of these directors options to purchase 7,500 shares of Common Stock for services during fiscal year 1998 and 7,500 shares of Common Stock for services during fiscal year 1999. However, such options have not been granted by the Company and the terms thereof have not been set. In addition, General Short receives $1,000 per month under a consulting services agreement for his additional specific business services on behalf of the Company.

         Each outside director of the Company is entitled to receive reasonable expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times as duly called. The Company presently has four outside directors.

         Employment Agreement

         The Company has entered into an employment agreement (the "Agreement") with Robert A. Veschi, the president and chief executive officer of the Company, dated as of April 1, 1996. The Agreement will expire on March 31, 2001. The current annual salary under the Agreement is $175,000, which salary may be increased to reflect annual cost of living increases and may be supplemented by discretionary merit and performance increases as determined by the Board of Directors of the Company. Mr. Veschi is entitled to an annual bonus equal to 50 percent of the salary provided under this Agreement, which bonus is not subject to any performance criteria.

         The Agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in other employee benefits applicable to employees and executives of the Company. The Agreement provides for the use of an automobile, payment of club dues and other fringe benefits commensurate with his duties and responsibilities. The Agreement also provides for benefits in the event of disability. The Agreement also contains non-compete provisions which are limited in geographical scope to the Washington, D.C. metropolitan area.

         Pursuant to the Agreement, Mr. Veschi's employment may be terminated by the Company with cause or by Mr. Veschi with or without good reason. Termination by the Company without cause, or by Mr. Veschi for good reason, would subject the Company to liability for liquidated damages in an amount equal to Mr. Veschi's current salary and a pro rata portion of his bonus for the remaining term of the Agreement, payable in a lump sum cash payment, without any set-off for compensation received from any new employment. In addition, Mr. Veschi would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the Agreement to the extent permitted by law.

Limitation on Liability of Directors

         As permitted by Delaware law, the Company's Certificate of Incorporation includes a provision that provides that the Company will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto. To the fullest extent permitted by the DGCL, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director. The provisions are intended to afford directors protection against, and to limit their potential liability for, monetary damages resulting from suits alleging a breach of the duty of care by a director; they also diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders derivative action. As a consequence of these provisions, stockholders of the Company will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within an exception under DGCL or under Delaware case law. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the Company or any stockholder to obtain an injunction or any other type of equitable relief in the event of a breach of fiduciary duty. Management of the Company believes these provisions will assist the Company in securing and retaining qualified persons to serve as directors. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

         The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors has resulted in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. The limitation on liability and indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. Additionally, the Company has procured directors liability insurance coverage, but there is no assurance that it will provide coverage to the extent of the director's claims for indemnification. In such event, the Company may be forced to bear a portion or all of the cost of the director's claims for indemnification and, the value of the Company stock may be adversely affected as a result. There is also no assurance that the Company will be able to continue to procure directors liability insurance. It is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability were not provided.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the Company's Common Stock owned as of September 29, 1998 and, as adjusted, to reflect the exercise of the Warrants, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. No assurance can be given as to the timing of exercise of the Warrants or whether all or any of the Warrants will be exercised.

                                                                                            Percentage of Shares
                                                                                          --------------------------
                                                                                            Before        After
                                                          Position with        Number      Exercise    Exercise of
                  Name and Address                           Company          of Shares       of         Warrant
                                                                                           Warrant
                  ----------------                        -------------       ---------    --------    ------------
Alonzo E. Short, Jr., Lt. Gen.,
     USA (ret.) (1) ..............................     Chairman of the            90,000       1.08%       1.03%
                                                          Board
Robert A. Veschi (2)..............................     President, Chief        1,375,000      16.49       15.78
                                                         Executive
                                                          Officer, Director
Christina Swisher (2) ............................     Vice President,           120,000       1.44        1.38
                                                          Secretary
William L. Hooton (3) ............................     Director                   50,000        .60         .57
Clive W. Whittenbury, Ph.D. (4) ..................     Director                   50,000        .60         .57
William W. Rogers, Jr. (5) .......................     Director                    5,000        .06         .06
Edward Ratkovich, Maj. Gen.
     USA (ret.) (6) ..............................     Stockholder               970,000      11.63       11.13
Arthur Henley (7).................................     Stockholder               527,500       6.33        6.05
Thomas T. Prousalis (8)...........................     Stockholder               450,000       5.40        5.16
MVSI, Inc. (9)....................................     Stockholder               450,000       5.40        5.16
All Officers and Directors as a
     Group (6 persons) ...........................                             1,690,000      20.27%      19.40%

------------------

(1) c/o Lockheed Martin, 5203 Leesburg Pike, Suite 1501, Falls Church, Virginia 22041.

(2) c/o e-Net, Inc., 12800 Middlebrook Road, Suite 200, Germantown, Maryland 20874. The Company has agreed to grant Mr. Veschi options to purchase 100,000 shares of Common Stock in consideration of services during fiscal year 1999, and to grant Ms. Swisher options to purchase 60,000 shares of Common Stock in consideration of services during fiscal year 1998. However, such options have not yet been granted by the Company and the terms thereof have not yet been set.

(3)    13333 Glen Taylor Lane, Herndon, Virginia 22071.

(4) 511 Trinity Avenue, Yuba City, California 95991. Does not include shares beneficially owned by MVSI, Inc. Dr. Whittenbury is, to the Company's knowledge, a director of MVSI, Inc.

(5)    c/o CACI, 14200 Park Meadow Drive, Suite 200, Chantilly, Virginia
       20151.

(6) 1030 Delf Drive, McLean, Virginia 22101. Does not include shares beneficially owned by MVSI, Inc. Gen. Ratkovich is, to the Company's knowledge, a significant shareholder, chairman and chief executive officer of MVSI, Inc.

(7) 10705 Bay Laurel Trail, Austin, Texas 78750. Includes vested options to purchase 40,000 shares of Common Stock. Also includes 487,500 shares owned by The Arthur Henley Family Trust.

(8) 1919 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C. 20006. Does not include shares beneficially owned by MVSI, Inc. Mr. Prousalis is, to the Company's knowledge, a significant shareholder of MVSI, Inc. .

(9) 1030 Delf Drive, McLean, Virginia 22101. Does not include shares beneficially owned by Dr. Whittenbury, Gen. Ratkovich or Mr. Prousalis. To the Company's knowledge, Dr. Whittenbury is a director of, Gen. Ratkovich is a significant shareholder, chairman and chief executive officer of and Mr. Prousalis is a significant shareholder of MVSI, Inc.

                                 SELLING HOLDERS

         On April 15, 1998, the Company completed the Private Placement, resulting in the issuance of the Issued Private Placement Stock and the Placement Agent's Warrant. See "Description of Securities." This Prospectus relates to the offer and sale by the following Selling Holders of the Issued Private Placement Stock, and the Placement Agent's Stock underlying the Placement Agent's Warrant. Although the Company will receive the net proceeds from the exercise of the Placement Agent's Warrant, it will not receive any additional proceeds from the sale by any of the following Selling Holders of the Private Placement Stock. The following table sets forth certain information about the Selling Holders for whom the Company is registering Private Placement Stock for resale to the public. To the best of the Company's knowledge, none of the Selling Holders has any plan, arrangement, understanding, agreement, commitment or intention to sell their securities. None of the following individuals or entities has held any position or office within the Company nor has had any other material relationship with the Company other than in connection with the Private Placement.

                                                                                                Amount of
                                                                              Amount of         Securities     Percentage
                                                         Amount of         Securities Being    Owned After         of
                                                      Securities Owned        Registered        Offering       Securities
                                                                                                  (1)(2)        Owned (2)
                                                      ----------------     ----------------    -----------     ----------
Atlas Capital Partners, L.P. .................     10,000 Shares of        10,000 Shares of        0                *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Bryn Mawr Trust Co. A/C RA Hansen & FJ             10,000 Shares of        10,000 Shares of        0                *
Campbell III, TTEES PA Merchant Group              Common Stock (Issued    Common Stock
Ltd 401(k) Pension & Profit Sharing Plan......     Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Frank J. Campbell, III........................     7,000 Shares of         7,000 Shares of         0                *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Donaldson, Lufkin & Jenrette Securities            10,000 Shares of        10,000 Shares of        0                *
Corporation Custodian F/B/O Frank J.               Common Stock (Issued    Common Stock
Campbell III Account # 698-101714.............     Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Coutts (Jersey) Limited JY798967..............     100,000 Shares of       100,000 Shares of       0               1.17
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Gerard E. Dorsey..............................     10,000 Shares of        10,000 Shares of        0                *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Amir L. Ecker.................................     12,500 Shares of        12,500 Shares of        0                *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Donaldson Lufkin Jenrette Securities               7,500 Shares of         7,500 Shares of         0                *
Corporation Custodian FBO Amir L. Ecker            Common Stock (Issued    Common Stock
IRA Acct # 698-103058.........................     Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

The Ecker Family Partnership..................     7,500 Shares of         7,500 Shares of         0                *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Lancaster Investment Partners, L.P. ..........     200,000 Shares of       200,000 Shares of       0               2.33
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

                                                                                               Amount of
                                                                              Amount of        Securities    Percentage
                                                         Amount of         Securities Being   Owned After         of
                                                      Securities Owned        Registered       Offering      Securities
                                                                                                 (1)(2)        Owned (2)
                                                      ----------------     ----------------   -----------    ----------
Lincoln Trust Company FBO Perry D.                 10,000 Shares of        10,000 Shares of        0               *
Snavely IRA Account # 61076323................     Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Losty Capital Management......................     37,500 Shares of        37,500 Shares of        0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Ronald B. Mandell.............................     2,000 Shares of         2,000 Shares of         0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Irving L. Mazer, Esq. ........................     10,000 Shares of        10,000 Shares of        0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

James F. Meara, Jr. ..........................     5,000 Shares of         5,000 Shares of         0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Felix S. Miksis...............................     1,000 Shares of         1,000 Shares of         0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Harry Mittelman Revocable Trust...............     15,000 Shares of        15,000 Shares of        0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Mustang Partners, L.P. .......................     75,000 Shares of        75,000 Shares of        0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Porter Partners, L.P. ........................     50,000 Shares of        50,000 Shares of        0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

ProFutures Special Equities Fund, L.P. .......     60,000 Shares of        60,000 Shares of        0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Leonid S. Roytman and Alla S. Roytman              5,000 Shares of         5,000 Shares of         0               *
JTTEN.........................................     Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Schottenfeld Associates, L.P. ................     15,000 Shares of        15,000 Shares of        0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Perry D. Snavely, Jr. ........................     22,500 Shares of        22,500 Shares of        0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

Dr. Gershon Stern.............................     7,500 Shares of         7,500 Shares of         0               *
                                                   Common Stock (Issued    Common Stock
                                                   Private Placement       (Issued Private
                                                   Stock)                  Placement Stock)

                                                                                               Amount of
                                                                              Amount of        Securities     Percentage
                                                         Amount of         Securities Being   Owned After         of
                                                      Securities Owned        Registered       Offering       Securities
                                                                                                 (1)(2)         Owned (2)
                                                      ----------------     ----------------   -----------     ----------
Robert M. Stern...............................     1,250 Shares of        1,250 Shares of         0                *
                                                   Common Stock (Issued   Common Stock
                                                   Private Placement      (Issued Private
                                                   Stock)                 Placement Stock)

Susan J. Spector..............................     1,250 Shares of        1,250 Shares of         0                *
                                                   Common Stock (Issued   Common Stock
                                                   Private Placement      (Issued Private
                                                   Stock)                 Placement Stock)

Talmor Capital Management Inc. ...............     2,500 Shares of        2,500 Shares of         0                *
                                                   Common Stock (Issued   Common Stock
                                                   Private Placement      (Issued Private
                                                   Stock)                 Placement Stock)

Richard C. Walling............................     50,000 Shares of       50,000 Shares of        0                *
                                                   Common Stock (Issued   Common Stock
                                                   Private Placement      (Issued Private
                                                   Stock)                 Placement Stock)

Carolyn Wittenbraker..........................     5,000 Shares of        5,000 Shares of         0                *
                                                   Common Stock (Issued   Common Stock
                                                   Private Placement      (Issued Private
                                                   Stock)                 Placement Stock)

SUBTOTAL......................................     750,000                750,000

Pennsylvania Merchant Group Ltd. .............     75,000 Shares of       75,000 Shares of        0                *
                                                   Common Stock           Common Stock
                                                   (Placement Agent's     (Placement
                                                   Stock) (1)             Agent's Stock) (1)

TOTAL.........................................     825,000                825,000

*        Less than 1%.
------------------------
(1)  Assumes exercise of all Warrants.
(2)  Assumes sale of all Offered Stock being registered.


         In April of 1997, the Company completed its Initial Public Offering, resulting in the issuance of the Common Stock Representative Warrants and the Warrant Representative Warrants. (The Warrants underlying the Warrant Representative Warrants are the Underlying Warrants.) See "Description of Securities." This Prospectus relates to the offer and sale by the following Selling Holders of the Underwriter's Stock underlying the Common Stock Representative Warrants and the Underwriter's Stock underlying the Underlying Warrants. The following table sets forth certain information about the Selling Holders for whom the Company is registering such Underwriter's Stock for resale to the public. To the best of the Company's knowledge, none of the Selling Holders has any plan, arrangement, understanding, agreement or commitment to sell their securities. None of the following individuals or entities has held any position or office within the Company nor has had any other material relationship with the Company other than in connection with the Initial Public Offering.

                                                                                               Amount of
                                                                                               Securities     Percentage
                                                      Amount of              Amount of        Owned After         of
                   Recipient                      Securities Owned       Securities Being      Offering       Securities
                   ---------                                                 Registered          (1)(2)        Owned (2)
                                                  ----------------           ----------          ------       ---------
    Robert T. Kirk..........................  240,000 Shares of Common  240,000 Shares of         0            2.79
                                              Stock (Underwriter's      Common Stock
                                              Stock) (3)                (Underwriter's
                                                                        Stock) (3)
    Michael Morrisett.......................  15,000 Shares of Common   15,000 Shares of          0            *
                                              Stock (Underwriter's      Common Stock
                                              Stock) (3)                (Underwriter's
                                                                        Stock) (3)
    Marie Lima..............................  15,000 Shares of Common   15,000 Shares of          0            *
                                              Stock (Underwriter's      Common Stock
                                              Stock) (3)                (Underwriter's
                                                                        Stock) (3)

                                                                                               Amount of
                                                                                               Securities    Percentage
                                                      Amount of              Amount of        Owned After         of
                   Recipient                      Securities Owned       Securities Being      Offering      Securities
                   ---------                                                 Registered          (1)(2)       Owned (2)
                                                  ----------------           ----------          ------      ---------
    David A. Carter.........................  15,000 Shares of Common   15,000 Shares of          0              *
                                              Stock (Underwriter's      Common Stock
                                              Stock) (3)                (Underwriter's
                                                                        Stock) (3)
    Wendy Tand Gusrae.......................  15,000 Shares of Common   15,000 Shares of          0              *
                                              Stock (Underwriter's      Common Stock
                                              Stock) (3)                (Underwriter's
                                                                        Stock) (3)
    Total...................................  300,000 Shares of         300,000 Shares of
                                              Common Stock              Common Stock
                                              (Underwriter's Stock)     (Underwriter's
                                              (3)                       Stock) (3)

*        Less than 1%.
----------------------
(1)  Assumes exercise of all Warrants.
(2)  Assumes sale of all Offered Stock being registered.
(3) One-half of this amount is Underwriter's Stock underlying Common Stock Representative Warrants, and one-half of this amount is Underwriter's Stock underlying the Underlying Warrants.


                              CERTAIN TRANSACTIONS

         In January 1995, in connection with the founding of the Company, the Company issued 300 shares of its Common Stock to Alonzo E. Short, Jr., 4,332 shares to Robert A. Veschi, 400 shares to Christina L. Swisher, 167 shares to William L. Hooton, 167 shares to Donald J. Shoff, 1,583 shares to Arthur Henley and 1,500 shares to Thomas T. Prousalis, Jr. Each such founding shareholder was assessed $0.01 per share for his or her Common Stock, which amount was equivalent to its par value at the time. Taking into account a 600:1 stock split effective as of March 1996 (the "Forward Split") and a 2:1 reverse stock split effective as of March 1997 (the "Reverse Split"), each such shareholder acquired at that time the equivalent of 90,000, 1,300,000, 120,000, 50,000, 50,000,
475,000 and 450,000 shares of today's Common Stock.

         In March 1996, the Company was loaned $500,000 by Edward Ratkovich, $250,000 by Robert Foise, $200,000 by Armstrong Industries and $50,000 by Martin Sumichrast. Principal and interest computed at the rate of eight percent annually was to become due at the earlier of June 1, 1997 or the expected June 1996 closing date of a proposed initial public offering of Company securities. As additional consideration for these loans, the Company issued 500,000 bridge units to Mr. Ratkovich, 250,000 to Mr. Foise, 200,000 to Armstrong Industries and 50,000 to Mr. Sumichrast. Each bridge unit contained one share of Common Stock, one Class A Warrant and one Class B Warrant. In June 1996, the loan principal was converted into paid-in capital and accounted for as consideration for the bridge units. The Class A Warrants and Class B Warrants were canceled in March 1997 in exchange for each such shareholder receiving additional shares of Common Stock such that, even taking the Reverse Split into account, each such shareholder had 500,000, 250,000, 200,000 and 50,000 shares of today's Common Stock.

         In August 1996, the Company entered into a letter of intent with MVSI, Inc. ("MVSI"), a Vienna, Virginia broad-based technology products and services company listed on NASDAQ, in which the Company agreed to be acquired and become a wholly-owned subsidiary of MVSI in an exchange of securities. To the Company's knowledge, Edward Ratkovich is a significant shareholder and the chairman and chief executive officer of MVSI, Thomas T. Prousalis, Jr. is a significant shareholder of MVSI and Clive Whittenbury is a director of MVSI. Pursuant to the letter of intent, MVSI loaned the Company $500,000 for working capital. In October 1996, the Company entered into an agreement to be acquired by MVSI, subject to shareholder approval. MVSI loaned an additional $500,000 to the Company in November 1996. However, in January 1997, the parties mutually agreed to terminate the acquisition, primarily due to market conditions that involved a significant decrease in the bid price of MVSI's common stock and, thereby, the value of the purchase price.

         As part of a mutual cooperation agreement, in January 1997 MVSI loaned the Company an additional $250,000 under a convertible debenture. The aggregate principal amount of the convertible debenture at that time was $1,275,081, reflecting the total amount of loan advances made to the Company by MVSI. The terms provided for outstanding principal to bear annual interest of nine percent, and for principal to be convertible into Common Stock upon the completion of the Company's initial public offering at a ratio calculated using the offering price per share. In March 1997, MVSI converted the convertible debenture into 250,000 shares of Common Stock.

         In March 1996, the Company acquired all right, title and interest in the 353 Patent from Arthur Henley and Scott Grau in consideration of a five percent overriding royalty interest against gross profits involving the use of the 353 Patent. The Company agreed to allocate $1,000,000 of its capital to develop and exploit the market opportunities of the 353 Patent by December 31, 1996, or the 353 Patent would be subject to repurchase by its inventors. The Company satisfied this commitment timely.

         The Company paid legal fees of approximately $380,000 during the year ended March 31, 1997, to Thomas T. Prousalis, Jr., an attorney who is a significant stockholder of the Company, relating to the Initial Public Offering. The Company also paid $100,000 during the year ended March 31, 1997, to Mr. Prousalis for services relating to an offering that was abandoned in September 1996.

         The Company rents an aircraft for business purposes from an entity owned by Robert A. Veschi, the Company's President and Chief Executive Officer. For the years ended March 31, 1998 and 1997, the Company paid $62,936 and $27,796, respectively for the rental of the aircraft.

         On April 16, 1997, the Company entered into a consulting agreement with Alonzo E. Short, Jr., Lt. Gen., USA (ret.), the Chairman of the Board, to provide services for a fixed monthly amount of $1,000. The amounts paid to the stockholder under that agreement totaled $12,000 for the fiscal year ending March 31, 1998.

         All ongoing and future transactions between the Company and any affiliate will be entered into on terms at least as favorable as could be obtained from unaffiliated, independent third parties.

                            DESCRIPTION OF SECURITIES

Common Stock

         The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.01 par value. There are presently 8,220,924 issued and outstanding shares of Common Stock. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. The above description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-laws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.

         Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Warrants

         Placement Agent's Warrant

         In connection with the Private Placement, the Company issued to the Placement Agent at a nominal purchase price the Placement Agent's Warrant for the purchase of 75,000 shares of Common Stock constituting the Placement Agent's Stock. The Company has agreed to indemnify the Placement Agent and certain other persons with respect to certain liabilities, including liabilities under the Securities Act. The Placement Agent's Warrant is exercisable for a five-year period ending on April 16, 2003 on a net basis at an exercise price equal to $9.00.

         Underwriter's Warrants

         In connection with the Initial Public Offering, the Company issued to the Underwriter at a nominal purchase price Common Stock Representative Warrants to purchase up to 150,000 shares of Common Stock constituting Underwriter's Stock and Warrant Representative Warrants to purchase 150,000 Underlying Warrants to purchase 150,000 Shares of Common Stock also constituting Underwriter's Stock. The Common Stock Representative Warrants are exercisable for a five-year period ending on April 7, 2002 at an exercise price of $8.25 per share. The Warrant Representative Warrants are exercisable for a five-year period ending on April 7, 2002 at an exercise price of is $0.20625 per Underlying Warrant. Each Underlying Warrant is exercisable for a five (5) year period ending on April 7, 2002 to purchase one Share of Common Stock at an exercise price of $8.25 per share of Common Stock.

         Transfer Agent and Registrar

         The transfer agent and registrar for the securities of the Company is American Stock Transfer & Trust Company located at 40 Wall Street, New York, New York 10005.

         Reports to Securityholders

         The Company will furnish to holders of its securities annual reports containing audited financial statements. The Company may issue other unaudited interim reports to its securityholders as it deems appropriate.

                              PLAN OF DISTRIBUTION

     The Offered Stock may be sold from time to time by the Selling Holders or by pledgees, donees, transferees or other successors-in interest. The Offered Stock may be sold in transactions on the Nasdaq SmallCap Market, in privately negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Holders may effect such transactions by the sale of the Offered Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Holders and/or the purchasers of the Offered Stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Holders in connection with sales of the Offered Stock. No underwriting arrangements have been entered into by the Selling Holders.

     The Selling Holders and intermediaries through whom the Offered Stock is sold may be deemed "underwriters," within the meaning of the Act, with respect to the Offered Stock and any profits realized or commissions received may be deemed underwriting compensation.

     The Selling Shareholders may also pledge the Offered Stock to a broker-dealer and upon default under such pledge the broker-dealer may effect sales of the Offered Stock pledged pursuant to this Prospectus. In addition, the Offered Stock covered by this Prospectus may be sold in private transactions or under Rule 144, rather than pursuant to this Prospectus.

     In order to comply with the securities laws of certain states, if applicable, the Offered Stock will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers.

     The Company will not receive any of the proceeds from the sale of the Offered Stock by the Selling Holders. The Company has agreed to bear the expenses of registration of the Offered Stock under federal and state securities laws, other than commissions, fees and discounts of underwriters, brokers, dealers and agents, and to indemnify the Selling Holders against certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

     The validity of the Offered Stock being offered hereby will be passed upon for the Company by Williams & Connolly, Washington D.C.

                                     EXPERTS

     The financial statements of e-Net, Inc. as of March 31, 1998 and 1997 and for the years ended March 31, 1998 and 1997 have been included herein in reliance on the reports dated May 27, 1998 of Grant Thornton LLP, Independent Certified Public Accountants, and upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS




                                                                                                   Page
                                                                                                   ----
Report of Independent Certified Public Accountants
   Dated as of May 27, 1998                                                                        F-2

Financial Statements
   Balance Sheets as of March 31, 1998 and 1997                                                    F-3
   Statements of Operations for the years ended March 31, 1998 and 1997                            F-4
   Statements of Cash Flows for the years ended March 31, 1998 and 1997                            F-5
   Statements of Stockholders' Equity as of March 31, 1998 and 1997                                F-6
   Notes to Financial Statements                                                                   F-7

Report of Independent Certified Public Accountants
   Dated as of August 7, 1998                                                                      F-15

Unaudited Financial Statements
   Balance Sheets as of June 30 and March 31, 1998                                                 F-16
   Statements of Operations for the three months ended June 30, 1998 and 1997                      F-17
   Statements of Cash Flows for the three months ended June 30, 1998 and 1997                      F-18
   Statements of Stockholders' Equity as of June 30, 1998                                          F-19
   Notes to Unaudited Financial Statements                                                         F-20


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
e-Net, Inc.

     We have audited the accompanying balance sheets of e-Net, Inc. (a Delaware Corporation), as of March 31, 1998 and 1997, and the related statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of e-Net, Inc., as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Grant Thornton LLP

Vienna, Virginia
May 27, 1998
                                   e-NET, INC.
                                 BALANCE SHEETS


                                     ASSETS

                                                                                      March 31, 1998   March 31, 1997
                                                                                      --------------   --------------
Current Assets
    Cash and cash equivalents                                                       $      855,743     $      379,441
    Short-term investments                                                                 960,248                 --
    Accounts receivable                                                                    334,602            113,181
    Inventory                                                                              202,917                 --
    Prepaid expenses                                                                       176,264             14,800
                                                                                    --------------     --------------

Total Current Assets                                                                     2,529,774            507,422

Deposits                                                                                    14,821              7,530

Property, Plant and Equipment, Net                                                         372,403            203,125

Software Development Costs                                                                 805,188            520,853

Deferred Initial Public Offering  Costs                                                         --            964,706
                                                                                    --------------     --------------
                                                                                    $    3,722,186     $    2,203,636
                                                                                    --------------     --------------
                                                                                    --------------     --------------


                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Accounts payable--trade                                                         $      314,010     $      105,301
    Accrued liabilities                                                                    561,093            330,580
    Capital lease obligation                                                                    --              4,480
                                                                                    --------------     --------------
Total Current Liabilities                                                                  875,103            440,361

Accrued Initial Public Offering Costs                                                           --            887,843
                                                                                    --------------     --------------
Total Liabilities                                                                          875,103          1,328,204

Stockholders' Equity
    Common stock, $.01 par value, 50,000,000 shares
       authorized, 5,750,000 and 4,250,000 shares
       outstanding at March 31, 1998 and 1997, respectively                                 57,500             42,500
    Stock subscriptions and notes receivable                                                   (46)               (46)
    Additional paid-in capital                                                          14,163,090          8,307,627
    Retained deficit                                                                   (11,373,461)        (7,474,649)
                                                                                    --------------     --------------

Total Stockholders' Equity                                                               2,847,083            875,432
                                                                                    --------------     --------------

                                                                                    $    3,722,186     $    2,203,636
                                                                                    --------------     --------------
                                                                                    --------------     --------------


        The accompanying notes are an integral part of these statements.

                                   e-NET, INC.
                            STATEMENTS OF OPERATIONS
                               For the Years ended


                                                                                     March 31, 1998   March 31, 1997
                                                                                     --------------   --------------
Sales
  Products                                                                           $    347,451      $     24,000
  Services                                                                                375,388           525,037
                                                                                     --------------   --------------
Total sales                                                                               722,839           549,037

Cost of product sold and service provided
  Products                                                                                155,109            12,822
  Services                                                                                191,995           397,205
                                                                                     --------------   --------------
Total cost of product sold and service provided                                           347,104           410,027

Gross profit                                                                              375,735           139,010

Operating Expenses
  Selling, general and administrative                                                   3,474,852         1,171,212
  Research and development                                                                804,830           236,846
                                                                                     --------------   --------------

Loss from Operations                                                                   (3,903,947)       (1,269,048)

Interest and Financing Charges
  Interest expense--bridge financing                                                           --        (5,385,135)
  Cost of abandoned stock registration                                                         --          (284,575)
  Interest expense                                                                         (5,214)          (19,356)
  Other expenses                                                                         (195,403)             (442)
  Interest income                                                                         205,752            20,963
                                                                                     --------------   --------------

Loss Before Income Taxes                                                               (3,898,812)       (6,937,593)

Income Tax Provision                                                                           --                --
                                                                                     --------------   --------------

Net Loss                                                                             $ (3,898,812)     $ (6,937,593)
                                                                                     --------------   --------------
                                                                                     --------------   --------------

Loss per Shares                                                                      $       (.68)     $      (1.72)
                                                                                     --------------   --------------
                                                                                     --------------   --------------

Weighted Average Shares Outstanding                                                     5,708,904         4,034,247


        The accompanying notes are an integral part of these statements.

                                   e-NET, INC.
                            STATEMENTS OF CASH FLOWS
                               For the Years ended

                                                                                     March 31, 1998   March 31, 1997
                                                                                     --------------   --------------
Increase (Decrease) in Cash and
Cash Equivalents

Cash Flows from Operating Activities
    Net loss                                                                        $  (3,898,812)      $  (6,937,593)
    Adjustments to reconcile net loss to net cash from
     operating activities
       Interest expense--private placement                                                     --          5,385,135
       Depreciation and amortization                                                      346,387             34,402
       Loss on retirement of property and equipment                                         1,779                 --
       Stock Based Compensation                                                            62,244                 --
       Changes in operating assets and liabilities
         (Increase) in accounts receivable                                               (221,421)           (59,504)
         (Increase) in inventory                                                         (202,917)                --
         (Increase) in prepaid expenses and deposits                                     (168,755)           (22,330)
         Increase in accounts payable and accrued liabilities                             439,222            432,849
         (Decrease) increase in deferred revenue                                               --            (20,000)
                                                                                    --------------     --------------

Net Cash (Used in) Provided by Operating Activities                                    (3,642,273)        (1,187,041)
                                                                                    --------------     --------------
Cash Flows from Investing Activities
    Capital expenditures                                                                 (336,528)          (125,502)
    Short term investments                                                               (960,248)                --
    Capitalized software development costs                                               (465,251)          (520,853)
                                                                                    --------------     --------------

Net Cash Used in Investing Activities                                                  (1,762,027)          (646,355)
                                                                                    --------------     --------------
Cash Flows from Financing Activities
    Proceeds from initial public offering                                               5,885,082                 --
    Payment of shareholder/officer loans                                                       --            (12,050)
    Proceeds from issuance of bridge notes payable                                             --            500,000
    Proceeds from issuance of debt instrument converted to equity                              --          1,250,000
    Payments on capital leases                                                             (4,480)            (6,210)
    Payment of public offering costs                                                           --            (76,863)
                                                                                    --------------     --------------

Net Cash Provided by Financing Activities                                               5,880,602          1,654,877
                                                                                    --------------     --------------

Net (Decrease) Increase in Cash and Cash Equivalents                                      476,302          (178,519)

Cash and Cash Equivalents at Beginning of Period                                          379,441           557,960
                                                                                    --------------     --------------

Cash and Cash Equivalents at End of Period                                          $     855,743      $    379,441
                                                                                    --------------     --------------
                                                                                    --------------     --------------
Supplemental Disclosures:
    Income Taxes Paid                                                               $          --      $         --
                                                                                    --------------     --------------
                                                                                    --------------     --------------
    Interest Paid                                                                   $         326      $      6,284
                                                                                    --------------     --------------
                                                                                    --------------     --------------
Noncash investing and financing activities

In the year ended March 31, 1997, the Company issued 250,000 shares of common stock upon conversion of a convertible debenture with a principal amount of $1,250,000, plus accrued interest of $25,081.


        The accompanying notes are an integral part of these statements.

                                   e-NET, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                             Common Stock                Stock
                                        ---------------------         Subscription        Unamortized       Additional
                                        No. of                          and Notes        Cost of Bridge      Paid-in
                                        Shares         Amount           Receivable         Financing         Capital
                                        ------         ------           ----------         ---------         -------
Balance, March 31, 1996                3,750,000       37,500           (125,100)         (2,885,135)       3,662,600

Bridge loan converted to
   capital                                    --           --                 --             500,000               --
Issuance of common stock
   associated with the
   financing costs from
   the issuance of bridge units          500,000        5,000                 --          (3,000,000)       3,495,000
Cancellation of note
   receivables in exchange
   for common stock                     (250,000)      (2,500)           125,000                  --         (122,500)
Amortization of the costs
   of bridge financing                        --           --                 --           5,385,135               --
Conversion of debt to equity             250,000        2,500                 --                  --        1,272,581
Reclassification adjustment                   --           --                 54                  --              (54)
Net loss                                      --           --                 --                  --               --
                                     -----------  -----------        -----------         -----------      -----------
Balance, March 31, 1997                4,250,000      $42,500         $      (46)         $       --      $ 8,307,627
                                     -----------  -----------        -----------         -----------      -----------
Issuance of common stock
associated with the Initial
Public Offering                        1,500,000       15,000                 --                  --        5,793,219

Stock based Compensation                      --           --                 --                  --           62,244

Net loss                                      --           --                 --                  --               --
                                     -----------  -----------        -----------         -----------      -----------
Balance, March 31, 1998                5,750,000      $57,500         $      (46)         $       --      $14,163,090
                                     -----------  -----------        -----------         -----------      -----------
                                     -----------  -----------        -----------         -----------      -----------



                                                       Total
                                      Retained      Stockholders'
                                       Deficit        Equity
                                      --------      -------------
Balance, March 31, 1996               (537,056)       152,809

Bridge loan converted to
   capital                                  --        500,000
Issuance of common stock
   associated with the
   financing costs from
   the issuance of bridge                   --        500,000
   units
Cancellation of note
   receivables in exchange
   for common stock                         --             --
Amortization of the costs
   of bridge financing                      --      5,385,135
Conversion of debt to                       --      1,275,081
   equity
Reclassification adjustment                 --             --
Net loss                            (6,937,593)    (6,937,593)
                                    -----------   -----------
Balance, March 31, 1997           $ (7,474,649)   $   875,432
                                    -----------   -----------
Issuance of common stock
associated with the Initial
Public Offering                             --      5,808,219

Stock based Compensation                    --         62,244

Net loss                            (3,898,812)    (3,898,812)
                                    -----------   -----------
Balance, March 31, 1998           $(11,373,461)    $2,847,083
                                    -----------   -----------
                                    -----------   -----------


        The accompanying notes are an integral part of these statements.

                                   e-NET, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     e-Net, Inc., was incorporated on January 9, 1995, and the Company commenced operations on June 8, 1995. e-Net, Inc., a Delaware corporation ("e-Net" or the "Company"), develops, produces, markets and supports open telecommunications software and related hardware that enable, enhance, and manage telephone communications over the Internet, private Internet Protocol ("IP") networks and "intranets," and other types of digital data networks (collectively, "Digital Data Networks" or "DDNs"). The Company's Telecom 2000-TM- products ("Telecom 2000 Products") provide a user-friendly method of high fidelity telephone communications through DDNs. Through the use of Telecom 2000 Products, organizations can reduce their telephone expenses by extending their telephone services to remote offices and mobile employees, in some cases bypassing long distance service charges, while using their existing internal DDNs. The Company has two office locations: corporate headquarters in Germantown, Maryland and research and development in Austin, Texas. The significant accounting policies used in the preparation of the accompanying financial statements are as follows:

Inventory

     Inventory is stated at the lower of cost or market value. Cost is determined by the first-in, first-out method. The elements of cost include subcontracted costs and materials handling charges.

Revenue Recognition

     Revenue is recognized on the sale of software products upon shipment unless future obligations exist wherein a portion of the revenue is deferred until the obligation is satisfied. Revenue from services rendered is recognized either as the services are rendered based upon fixed hourly rates or at contractually determined fixed monthly fees.

     For the year ended March 31, 1998, the Company derived 56% and 19% of its sales from two customers, respectively.

     For the year ended March 31, 1997, the Company derived 78% and 21% of its sales from two customers, respectively.

Accounts Receivable

     Accounts receivable are stated at the unpaid balances, less allowance on uncollectible accounts, if any. Management periodically reviews its outstanding accounts receivable to assess collectibility of balances based on past experience and evaluation of current adverse situations which may affect collectibility of receivables. At March 31, 1998 and 1997, management established an allowance for uncollectible accounts in the amount of $3,200.

Use of Estimates in the Preparation of Financial Statements

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

     Property and equipment are carried at cost, net of an allowance for accumulated depreciation and amortization. Depreciation is computed on equipment and furniture, using a straight-line method over a three-year period.

Investments

     The Company's investments in debt securities, which typically mature in one year or less, are generally held to maturity and valued at amortized cost, which approximates fair value. The aggregate fair value at March 31, 1998 and 1997 was $ 960,248 and $ -0-, respectively for investments in United States Treasury debt securities. Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at cash and cash equivalents when maturity is three months or less and as short-term investments when maturity is longer than three months and less than one year.

                                   e-NET, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

     The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128 for the fiscal year ended March 31, 1998. SFAS No. 128 replaces the presentation of primary and fully diluted earnings per share with a presentation of basic earnings per share and diluted earnings per share, if dilutive shares are outstanding. Basic earnings per share excludes dilution and is computed by dividing income or loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were converted into common stock, but such securities or contracts are excluded if their effects would be anti-dilutive. Pursuant to the requirements of Staff Accounting Bulletin ("SAB") No. 98 of the Securities and Exchange Commission, issued in February 1998, common equivalent shares which have an anti-dilutive effect on net loss per share are no longer included in computing net loss per share for the periods presented. All prior-period loss per share data has been restated in accordance with SFAS No. 128 and SAB No. 98.

     Basic loss per common share was calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share was calculated the same as basic loss per share since the Company has a net loss for all periods presented which would make the conversion of securities or other contracts to common stock anti-dilutive.

                                                                                     Year Ended
                                                                                      March 31
                                                                                1998             1997
                                                                          --------------   --------------
           Net Loss                                                       $  (3,898,812)   $   (6,937,593)
           Loss per common share - basic & diluted                        $        (.68)   $        (1.72)
           Number of common shares - basic & diluted                          5,708,904         4,034,247

Software Development Costs

     In accordance with the Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," the Company has capitalized certain software development costs incurred after establishing technological feasibility. Costs incurred prior to such feasibility and certain hardware-related, development costs have been expensed as incurred as research and development costs. Software costs are amortized based upon the greater of amortization computed using the estimated useful life of the software or units sold as a function to expected units to be sold when the product is available for general release to customers. At March 31, 1998, the Company has capitalized $986,104 in software development costs and has recorded accumulated amortization of $180,916.

     Critical to the recoverability of the capitalized software costs is the generation of related sales sufficient to recover such costs. Should sufficient sales fail to materialize, the carrying amount of capitalized software costs may be reduced accordingly in the future.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all cash held in checking and investment accounts with maturity dates of three months or less to be cash equivalents. The carrying amount approximates fair value because of the short-term maturity of the instruments. Accounting Pronouncements Issued and Related Disclosures

         In 1997 the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 131 - "Disclosures about Segments of an Enterprise and Related Information," which established standards for reporting information about operating segments. In 1997 the Financial Accounting Standards Board also issued statement of Financial Accounting Standards No. 130 - "Reporting Comprehensive Income," which established standards for reporting and displaying comprehensive income and its components. The Company is required to adopt these two standards with its March 31, 1999 financial statements. The Company will be analyzing both standards during 1998 to determine what disclosures will be required.

                                   e-NET, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE B--SIGNIFICANT TRANSACTIONS

Private Placement Transaction

     In April 1998, the Company offered for sale to accredited investors 750,000 shares of the Company's restricted common stock, par value $.01 per share, at $7.50 per share. The share price was based upon the average of the last reported sales prices for the Common Stock for the five (5) business days immediately preceding the date upon which the Offering Price is determined, which was April 3, 1998. The transaction was completed in April 1998, and resulted in proceeds, net of transaction costs, to the Company of approximately $5,100,000.

Warrant Redemption

     In May 1998, the Company authorized the redemption of its publicly traded Redeemable Common Stock Purchase Warrants (warrants). The Company issued 1,725,000 warrants in its initial public offering, effective April 7, 1997. Under the terms governing these Warrants, the Company may, for $.05 per warrant, redeem the warrants that have not already been exercised and converted to a share of common stock at an exercise price of $5.25, if the Company's common stock closing bid price equals or exceeds $10.00 per share for a thirty consecutive trading day period. Such a period ended on May 14, 1998. The redemption is scheduled for June 19, 1998 and the transaction, if all warrants are exercised and converted into common stock, is anticipated to result in proceeds, net of transaction costs, to the Company of approximately $8,900,000.

     Pro Forma data presented below reflects the condensed balance sheet at March 31, 1998, as if the private placement and warrant redemption transactions had closed on March 31, 1998:

                                                                                      Pro forma        Pro forma
                                                                    Historical       Adjustment      Balance Sheet
                                                                    ----------       ----------      -------------

Assets

Assets
     Cash and cash equivalents                                   $    1,815,991    $   14,000,000   $   15,815,991
     Other assets                                                     1,906,195                --        1,906,195
                                                                 --------------    --------------   --------------

Total Assets                                                     $    3,722,186    $   14,000,000   $   17,722,186
                                                                 --------------    --------------   --------------
                                                                 --------------    --------------   --------------

Liabilities and Stockholders' Equity

Liabilities                                                      $      875,103                --   $      875,103
                                                                 --------------    --------------   --------------
Total Liabilities                                                       875,103                --          875,103
                                                                 --------------    --------------   --------------
Stockholders' Equity
     Common stock                                                        57,500            24,750           82,250
     Additional paid-in capital, stock subscriptions
        and notes receivable                                         14,163,044        13,975,250       28,138,294
     Retained deficit                                               (11,373,461)               --      (11,373,461)
                                                                 --------------    --------------   --------------

Total Stockholders' Equity                                            2,847,083        14,000,000       16,847,083
                                                                 --------------    --------------   --------------

Total Liabilities and Stockholders' Equity                       $    3,722,186    $   14,000,000   $   17,722,186
                                                                 --------------    --------------   --------------
                                                                 --------------    --------------   --------------

     A pro forma statement of operations is not presented, as the historical statement of operations reflects the transactions for the entire period. Pro forma share information is presented below.


           Pro forma loss per share                                                            $     (.48)
                                                                                               -----------
                                                                                               -----------
           Pro forma weighted average shares outstanding                                        8,183,904
                                                                                               -----------
                                                                                               -----------

                                   e-NET, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE C--COMPOSITION OF CERTAIN BALANCE SHEET CAPTIONS

Property and Equipment

         Property and equipment consist of the following at March 31:

                                                                                       1998              1997
                                                                                      -------          --------

     Furniture and office equipment                                                 $   568,719        $  258,590
     Leasehold improvements                                                              23,438             2,602
                                                                                   ------------        ----------
                                                                                        592,157           261,192
     Less accumulated depreciation                                                     (219,754)          (58,067)
                                                                                   ------------        ----------

     Property and equipment--net                                                   $    372,403         $ 203,125
                                                                                   ------------        ----------
                                                                                   ------------        ----------

Accrued Liabilities

     Accrued liabilities consist of the following at March 31:


                                                                                        1998              1997
                                                                                      --------          --------
     Accrued salaries                                                               $   119,151        $  43,042
     Accrued vacation                                                                    91,961           32,819
     Accrued profit-sharing plan                                                         80,000           32,216
     Accrued bonuses                                                                    233,100          202,250
     Accrued deferred rent                                                               24,582           16,773
     Accrued taxes and payroll liabilities                                                1,139            3,480
     Other accrued costs                                                                 11,160               --
                                                                                    -----------        ----------
                                                                                    $   561,093        $ 330,580
                                                                                    -----------        ----------
                                                                                    -----------        ----------

                                   e-NET, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE D--INCOME TAXES

     For the periods ended March 31, 1997 and 1998, no benefit from income taxes associated with net operating losses has been reflected due to uncertainty as to the realizability of tax benefits associated with net operating losses to date. Financing expense associated with the issuance of bridge units is non-deductible and is being treated as a capital transaction for income tax reporting purposes.

     The income tax provision consists of the following for the period ended March 31, 1998:

           Deferred
                Federal                                         $    1,211,257
                State                                                  227,395
           Valuation allowance                                      (1,438,652)
                                                                ---------------
           Net provision                                        $           --
                                                                ---------------
                                                                ---------------

     The effective tax rate for the period ended March 31, 1998, was 0%. A reconciliation between the U.S. federal statutory rate and the effective tax rate follows:


           Tax (benefit) at U.S. federal statutory rates         $   (1,325,596)
           Increase (decrease) resulting from:
                State tax (benefit)                                    (154,393)
                Permanent differences                                    41,337
                Valuation allowance                                   1,438,652
                                                                  ---------------
           Income tax provision                                  $           --
                                                                  ---------------
                                                                  ---------------

     The Company's reporting period for tax purposes is the calendar year. Taxes on the net loss for the period January through March is reflected in the calculation of the deferred tax asset. A valuation allowance has been recognized in an amount equal to the deferred tax asset.

     The tax effect of temporary differences between the financial statement amounts and tax bases of assets and liabilities which give rise to a deferred tax asset is as follows at March 31, 1998:

           Net loss for January 1 through March 31, 1998         $      599,035
           Capitalized software                                        (339,766)
           Other assets                                                     467
           Accrued expenses                                              47,819
           Accrued warranty and patent expenses                           1,485
           Depreciation expense                                          (7,193)
           Net operating loss                                         1,692,895
           Valuation allowance                                       (1,994,742)
                                                                 ---------------
           Deferred taxes payable                                $           --
                                                                 ---------------
                                                                 ---------------

     The use of net operating losses of the Company in the future to offset taxable income may be limited in the event of a change in control of the Company in accordance with Section 382 of the Internal Revenue Code.

                                   e-NET, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE E--COMMITMENTS AND CONTINGENT LIABILITIES

Lease Commitment

     The Company has three leases for office space that provide for aggregate monthly rent payments of approximately $15,000. At March 31, 1998, approximate future rental commitments are as follows:


     Year ending March 31,
     ---------------------
           1999                                             $       267,631
           2000                                                     265,045
           2001                                                     266,378
           Thereafter                                               227,006
                                                            ---------------
                                                            $     1,026,060
                                                            ---------------
                                                            ---------------


     Rent expense for the years ended March 31, 1998, and March 31, 1997, totaled $201,000 and $79,000 respectively.

Employment Agreement

         The Company has an employment agreement with an officer with minimum future annual salary commitments of the Company under the agreements as follows:

      Year ending March 31,                            Salary          Bonus          Total
      ---------------------                            ------          -----          -----
           1999                                   $    175,000   $     87,500    $    262,500
           2000                                        175,000         87,500         262,500
           2001                                        175,000         87,500         262,500
                                                  ------------   ------------    ------------
                                                  $    525,000   $    262,500    $    787,500
                                                  ------------   ------------    ------------
                                                  ------------   ------------    ------------

     The agreement also provides for bonuses upon certain performance criteria of the Company and the determination of the Board of Directors. Pursuant to the agreement, employment may be terminated by the Company with cause or by the executive with or without good reason. Termination by the Company without cause, or by the executive for good reason, would subject the Company to liability for an amount equal to six months of the terminated executive's salary at the date of termination plus comparable insurance benefits being received prior to termination.

                                   e-NET, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE F--RELATED PARTY TRANSACTIONS

     The Company paid legal fees of approximately $380,000 during the year ended March 31, 1997, to an attorney who is a stockholder of the Company relating to the initial public offering that became effective in April 1997. The Company also paid $100,000 during the year ended March 31, 1997, to the same attorney and stockholder for services relating to the offering that was abandoned in September 1996.

     The Company rents an aircraft for business purposes from an entity owned by the Company's president. For the years ended March 31, 1998 and 1997, the Company paid $63,000 and $28,000, respectively for the rental of the aircraft.

     The Company entered into a consulting agreement with the chairman of the board to provide services for a fixed monthly amount of $1,000. For the years ended March 31, 1998 and 1997, the Company paid $ 12,000 and $ -0-, respectively under the consulting agreement.

NOTE G--DEFINED CONTRIBUTION PLAN

     The Company established a Profit Sharing Plan and Trust (the Plan) in December 1995. Employees who were employed by the Company on the effective date of the Plan (January 14, 1995) were automatically eligible for participation. Employees hired after the effective date become eligible to participate if they are at least 21 years of age and have completed one year of service with the Company. Contributions are made at the discretion of management. Contributions to the Plan for the years ended March 31, 1998 and 1997, were approximately $80,000 and $32,000, respectively. In January 1997, the Plan was converted into a retirement plan qualified under section 401(k) of the Internal Revenue Code (the 401(k) Plan). The 401(k) Plan allows the Company to determine the matching amount on an annual basis. The initial matching amount was established at 50% of employee deferrals up to 5% of eligible wages. Contributions to the 401(k) Plan for the year ended March 31, 1998, were approximately $14,000.

NOTE H--STOCK OPTION PLANS

     At March 31, 1998, the Company has two stock-based compensation plans which are described below. As permitted under generally accepted accounting principles, grants under those plans are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, only the compensation cost associated with grants to non-employees or non-directors of the Company have been recognized in the amount of $62,244. The fair value for options issued in 1998 has been estimated at $2,400,000 as of the grant date using the Black Scholes model with the following weighted average assumptions: risk free interest rate of 5.31%; volatility factor of the expected market price of 92.4%; and a weighted average expected life of the option of 3 years. Because option valuation models require the input of highly subjective assumptions and because changes in the assumptions can materially affect the fair value estimate, the existing model may not necessarily provide a reliable measure of the fair value of its stock options. Had compensation cost for the two stock-based compensation plans been determined based on the grant date fair values of the awards (the method prescribed in SFAS No. 123), reported net loss and loss per common share would have been reduced to the pro forma amounts shown below.

                                                                                     Year Ended
                                                                                      March 31
                                                                                1998                1997
                                                                                ----                ----
          Net Loss                                                        $  (3,898,812)     $   (6,937,593)
               As reported                                                   (4,978,812)
               Pro forma                                                     (6,937,593)
          Loss per common share - basic & diluted
               As reported                                                $        (.68)     $       (1.72)
               Pro forma                                                           (.87)             (1.72)

                                   e-NET, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE H--STOCK OPTION PLANS (Continued)

Stock option plans:

     In April, 1997, the Board of Directors approved the adoption of the e-Net, Inc. 1997 Non-Qualified Stock Option Plan, including the allocation of up to 500,000 shares for option grants. The options are exercisable at fair market value measured at the grant date with varying vesting schedules. Options granted and vested under the plan to non-employees or directors in the twelve months ended March 31, 1998 were recorded as compensation expense of $62,244. Since the plan's inception, the Company has granted 272,000 options, of which 177,120 are exercisable at March 31, 1998. Generally, stock options are granted at fair market value as determined by a moving average of trading activity prior to the grant date.

     During 1998, the Company committed to issue 502,179 non-qualified stock options under terms and conditions substantially the same as the 1997 Plan described above, contingent on the adoption of a new plan. The committed non-qualified stock options intended for the 1998 Plan are included in the tables below as if the plan was adopted and the options had been granted as of March 31, 1998.

                                  Stock Options
                                  -------------

                                                                                                          Weighted
                                                                                                          Average
                                                                                         Outstanding    Exercise Price
                                                                                         -----------    --------------

Balance at March 31, 1997                                                                        --               --
     Granted                                                                                770,953     $       4.49
     Exercised                                                                                   --               --
     Canceled                                                                                (3,000)            4.14
                                                                                       -------------    -------------
Balance at March 31, 1998                                                                   767,953     $       4.49
                                                                                       -------------    -------------
                                                                                       -------------    -------------


                                Number of Options

                                                                                                 Year Ended
                                                                                                 March 31,
                                                                                             1998          1997
                                                                                             ----          ----
Exercisable, end of year                                                                   177,120          --
Weighted-average fair value per option of Options
     granted during the year                                                             $    3.14          --


                                                                       Options Outstanding     Options Exercisable
                                                                       -------------------     --------------------
                                                                       Weighted
                                                                        Average     Weighted               Weighted
                                                                       Remaining    Average                Average
                       Range of                           Number      Contractual   Exercise   Number      Exercise
                   Exercise Prices                      Outstanding      Life        Price    Exercisable   Price
                   ---------------                      -----------      ----        -----    -----------   -----
$ 3.82 to $ 4.58                                          622,076         7.5      $  4.14      150,410    $  4.14
$ 4.59 to $ 5.34                                           10,877         7.7         4.88       10,877       4.88
$ 5.35 to $ 6.11                                           77,000         7.8         5.64        2,000       5.75
$ 6.12 to $ 6.87                                           38,000         7.9         6.40          500       6.64
$ 6.88 to $ 7.63                                           20,000         7.6         7.37       13,333       7.24
                                                        ---------                              --------
     Totals                                               767,953         7.5      $  4.49      177,120   $   4.44
                                                        ---------                              --------
                                                        ---------                              --------

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     None.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
e-Net, Inc.

     We have reviewed the accompanying balance sheet of e-Net, Inc. (a Delaware Corporation) as of June 30, 1998, and the related statements of operations, stockholders' equity and cash flows for the three-month period then ended. These financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

     We have previously audited, in accordance with generally accepted auditing standards, the balance sheet as of March 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the year then ended (not presented herein), and in our report dated May 27, 1998, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of March 31, 1998, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Grant Thornton LLP

Vienna, Virginia
August 7, 1998
                                   e-NET, INC.
                                 BALANCE SHEETS


                                     ASSETS

                                                                                     June 30, 1998    March 31, 1998

                                                                                     --------------   --------------
                                                                                      (Unaudited)        (Audited)
Current Assets
    Cash and cash equivalents                                                        $    9,726,123   $      855,743
    Short-term investments                                                                3,878,085          960,248
    Accounts receivable                                                                     649,965          334,602
    Inventory                                                                               277,209          202,917
    Prepaid expenses                                                                        192,518          176,264
                                                                                     --------------   ---------------

Total Current Assets                                                                     14,723,900        2,529,774

Deposits and Other Assets                                                                    14,821           14,821

Property, and Equipment, Net                                                                468,111          372,403

Software Development Costs, Net                                                             780,698          805,188
                                                                                     --------------   ---------------

                                                                                     $   15,987,530   $    3,722,186
                                                                                     --------------   ---------------
                                                                                     --------------   ---------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Accounts payable--trade                                                          $      417,496    $     314,010
    Accrued liabilities                                                                     475,799          561,093
                                                                                     --------------   ---------------
Total Current Liabilities                                                                   893,295          875,103

Long Term Debt                                                                                   --               --
                                                                                     --------------   ---------------
Total Liabilities                                                                           893,295          875,103

Stockholders' Equity
    Common stock, $.01 par value, 50,000,000 shares
       authorized, 8,220,924 and 5,750,000 shares outstanding
       at June 30 and March 31, 1998, respectively                                           82,209           57,500
    Stock subscriptions and notes receivable                                                    (23)             (46)
    Additional paid-in capital                                                           28,264,688       14,163,090
    Retained deficit
                                                                                        (13,252,639)     (11,373,461)
                                                                                     --------------   ---------------
Total Stockholders' Equity                                                               15,094,235        2,847,083
                                                                                     --------------   ---------------

                                                                                     $   15,987,530   $    3,722,186
                                                                                     --------------   ---------------
                                                                                     --------------   ---------------



        The accompanying notes are an integral part of these statements.

                                   e-NET, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)
                           Three Months ended June 30,

                                                                                           1998             1997
                                                                                          ------           ------
Sales
    Products                                                                        $     303,895     $      1,170
    Services                                                                              129,375           86,834
                                                                                    -------------     -------------
Total sales                                                                               433,270           88,004

Cost of product sold and service provided
    Products                                                                              190,323              630
    Services                                                                               43,248           37,943
                                                                                     --------------   ---------------
Total cost of product sold and service provided                                           233,571           38,573

Gross profit                                                                              199,699           49,431

Operating Expenses
    Selling, general and administrative                                                 1,532,884          638,549
    Research and development                                                              554,737           22,992
                                                                                     --------------   ---------------
Loss from Operations                                                                   (1,887,922)        (612,110)

Interest and Financing Charges
    Interest and financing expense                                                             --          (10,103)
    Other expenses                                                                        (68,789)         (32,213)
    Interest income                                                                        77,533           67,109
                                                                                     --------------   ---------------
Loss Before Income Taxes                                                               (1,879,178)        (587,317)

Income Tax Provision                                                                           --               --
                                                                                     --------------   ---------------
Net Loss                                                                             $ (1,879,178)     $  (587,317)
                                                                                     --------------   ---------------
                                                                                     --------------   ---------------

Loss per Share                                                                      $        (.28)     $      (.11)
                                                                                     --------------   ---------------
                                                                                     --------------   ---------------
Weighted Average Shares Outstanding                                                      6,795,362        5,585,165

        The accompanying notes are an integral part of these statements.

                                   e-NET, INC.
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                           Three Months Ended June 30,


                                                                                          1998              1997
                                                                                        ---------         --------

Increase (Decrease) in Cash and
Cash Equivalents

Cash Flows from Operating Activities
    Net loss                                                                        $   (1,879,178)     $   (587,317)
    Adjustments to reconcile net loss to net cash from
     operating activities
       Depreciation and amortization                                                       109,556           10,000
       Stock-based compensation                                                             13,388               --
       Changes in operating assets and liabilities
         (Increase) in accounts receivable                                                (315,362)         (24,735)
         (Increase) in inventory                                                           (74,292)         (71,317)
         (Increase) in prepaid expenses, deposits and other                                (16,255)        (166,510)
         assets
         Increase (Decrease) in accounts payable and
           accrued liabilities                                                              18,192           73,823
                                                                                    --------------     -------------

Net Cash Used in Operating Activities                                                   (2,143,951)        (913,702)
                                                                                    --------------     -------------
Cash Flows from Investing Activities
    Capital expenditures                                                                  (150,774)         (64,161)
    Capitalized software development costs                                                 (30,000)        (130,745)
    Investments in short term securities                                                (2,917,837)      (2,802,973)
                                                                                    --------------     -------------

Net Cash Used in Investing Activities                                                   (3,098,611)      (2,997,879)
                                                                                    --------------     -------------
Cash Flows from Financing Activities
    Net proceeds from private placement of common stock and exercise of common stock warrants in 1998 and initial
      public offering of common stock in 1997                                           14,088,210        5,870,082
    Issuance of common stock                                                                24,709           15,000
    Payments of common stock subscriptions receivable                                           23               --
    Payments on capital leases                                                                  --           (2,286)
                                                                                    --------------     -------------
Net Cash Provided by Financing Activities                                               14,112,942        5,882,796
                                                                                    --------------     -------------

Net Increase in Cash and Cash Equivalents                                                8,870,380        1,971,215

Cash and Cash Equivalents at Beginning of Period                                           855,743          379,441
                                                                                    --------------     -------------

Cash and Cash Equivalents at End of Period                                          $    9,726,123     $  2,350,656
                                                                                    --------------     -------------
                                                                                    --------------     -------------
Supplemental Disclosures:
    Income Taxes Paid                                                               $           --     $         --
                                                                                    --------------     -------------
                                                                                    --------------     -------------
    Interest Paid                                                                   $           --     $        103
                                                                                    --------------     -------------
                                                                                    --------------     -------------


        The accompanying notes are an integral part of these statements.

                                   e-NET, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (Unaudited)



                                           Common Stock            Stock
                                        --------------------     Subscriptions    Additional                       Total
                                        No. of                    and Notes        Paid-in       Retained       Stockholders'
                                        Shares         Amount     Receivable       Capital        Deficit          Equity
                                        ------         ------     ----------       -------        -------          ------

Balance, April 1, 1998                $5,750,000      $57,500     $    (46)      $14,163,090   $ (11,373,461)      $2,847,083

Sale of common stock in
   private placement                     750,000        7,500           --         5,114,188              --        5,121,688

Exercise of common stock
   warrants                            1,720,924       17,209           --         8,974,022              --        8,991,231

Stock-based compensation                      --           --           --            13,388              --           13,388

Payment of stock                              --           --           23                --              --               23
   subscriptions

Net loss                                      --           --           --                --      (1,879,178)      (1,879,178)
                                     -----------  -----------  -----------       -----------    ------------      -----------
Balance, June 30, 1998                 8,220,924     $ 82,209     $    (23)      $28,264,688    $(13,252,639)     $15,094,235
                                     -----------  -----------  -----------       -----------    ------------      -----------
                                     -----------  -----------  -----------       -----------    ------------      -----------


   The accompanying notes are an integral part of these statements.

                                   e-NET, INC.
                    NOTES TO UNADUDITED FINANCIAL STATEMENTS

NOTE A--BASIS OF PRESENTATION

     The accompanying unaudited financial statements include the accounts of e-Net, Inc. (the "Company"). Such statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the regulations of the Securities and Exchange Commission; accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. The results of operations for the quarter ended June 30, 1998 are not necessarily indicative of the results for the fiscal year ending March 31, 1999. The accompanying unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998.

NOTE B--SIGNIFICANT TRANSACTIONS

Private Placement Transaction

     In April 1998, the Company offered for sale to accredited investors 750,000 shares of the Company's restricted common stock, par value $.01 per share, at $7.50 per share. The share price was based upon the average of the last reported sales prices for the Common Stock for the five (5) business days immediately preceding the date upon which the Offering Price is determined, which was April 3, 1998. The transaction was completed in April 1998, and resulted in proceeds, net of transaction costs, to the Company of approximately $5,100,000.

Warrant Redemption

     In May 1998, the Company authorized the redemption of its publicly traded Redeemable Common Stock Purchase Warrants (Warrants). The Company had issued 1,725,000 warrants in its initial public offering, effective April 7, 1997. Under the terms governing these Warrants, the Company was entitled to redeem, for $.05 per Warrant, the Warrants that had not already been exercised and converted to a share of common stock at an exercise price of $5.25, if the Company's common stock closing bid price equaled or exceeded $10.00 per share for a thirty consecutive trading day period. Such a period ended on May 14, 1998. The redemption occurred in June 19, 1998 and the exercise of Warrants prior to this date resulted in proceeds, net of transaction costs, to the Company of approximately $9,000,000.

NOTE C--INVENTORY

     Inventory is stated at the lower of cost or market value. Cost is determined by the first-in, first-out method. The elements of cost include subcontracted costs and materials handling charges.

NOTE D--SOFTWARE DEVELOPMENT COSTS

     The Company has capitalized certain software development costs incurred after establishing technological feasibility. Software costs will be amortized over the estimated useful life of the software once the product is available for general release to customers. The useful life of capitalized software development costs is estimated to be three years. At June 30, 1998, the Company has capitalized $780,698, net of accumulated amortization. Should sufficient product sales fail to materialize, the carrying amount of capitalized software costs may be reduced accordingly in the future. Amortization expense for the three-month period ended June 30, 1998 and 1997 were $54,490 and $-0-, respectively.

NOTE E--LINE OF CREDIT FACILITY

     On May 31, 1998, the Company signed a one (1) year promissory note for a $1,000,000 line of credit facility which is secured by investments, receivables and fixed assets of the Company.

                                   e-NET, INC.
              NOTES TO UNADUDITED FINANCIAL STATEMENTS (Continued)

NOTE F--NON-QUALIFIED STOCK OPTION PLAN

     At June 30, 1998, the Company had two stock-based compensation plans. As permitted under generally accepted accounting principles, grants under those plans are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, only the compensation cost associated with grants to non-employees or non-directors of the Company have been recognized in the amount of $13,388. All options granted to employees are non-compensatory.

NOTE G--INCOME TAXES

     The Company has generated net operating losses since its inception. At June 30, 1998, the Company recorded a valuation allowance in an amount equal to the deferred tax asset due to the uncertainty of generating future taxable income.

NOTE H--CONCENTRATION

     Approximately 73% of the Company's accounts receivable balance at June 30, 1998 were from four customers, and approximately 73% of the Company's sales for the quarter ended June 30, 1998, were from four customers.

---------------------------------------------------
---------------------------------------------------


               TABLE OF CONTENTS

                                            Page

Prospectus Summary..........................  1
Risk Factors................................  5
Use of Proceeds............................. 10
Dilution.................................... 10
Market Prices for Common Stock.............. 11
Capitalization.............................. 11
Dividend Policy............................. 11
Management's Discussion  and Analysis
  or Plan of Operation...................... 12
Business.................................... 17
Management.................................. 26
Principal Stockholders...................... 30
Selling Holders............................. 31
Certain Transactions........................ 34
Description of Securities................... 35
Plan of Distribution........................ 37
Legal Proceedings........................... 37
Legal Matters............................... 37
Experts..................................... 37
Index to Financial Statements...............F-1
Report of Independent Certified Public
   Accountants..............................F-2


Until              , 1998 (40 days after the
effective date of this Prospectus), all broker-dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus with respect to their unsold allotments or subscriptions.



                  e-Net, Inc.

               1,125,000 Shares
               of Common Stock





                ----------
                PROSPECTUS
                ----------






             November 6, 1998


-------------------------------------------------
-------------------------------------------------

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Limitation on Liability of Directors

     As permitted by Delaware law, the Company's Certificate of Incorporation includes a provision that provides that the Company will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto. To the fullest extent permitted by the DGCL, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director. The provisions are intended to afford directors protection against, and to limit their potential liability for, monetary damages resulting from suits alleging a breach of the duty of care by a director; they also diminish the potential rights of action which might otherwise be available to shareholders by limiting the liability of officers and directors to the maximum extent allowable under Delaware law and by affording indemnification against most damages and settlement amounts paid by a director of the Company in connection with any shareholders derivative action. As a consequence of these provisions, stockholders of the Company will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within an exception under DGCL or under Delaware case law. The provision, however, does not alter the applicable standards governing a director's fiduciary duty and does not eliminate or limit the right of the Company or any stockholder to obtain an injunction or any other type of equitable relief in the event of a breach of fiduciary duty. Management of the Company believes these provisions will assist the Company in securing and retaining qualified persons to serve as directors. The Company is unaware of any pending or threatened litigation against the Company or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     The Company believes that the substantial increase in the number of lawsuits being threatened or filed against corporations and their directors has resulted in a growing reluctance on the part of capable persons to serve as members of boards of directors of public companies. The Company also believes that the increased risk of personal liability without adequate insurance or other indemnity protection for its directors could result in overcautious and less effective direction and management of the Company. The limitation on liability and indemnification provisions are intended to increase the protection provided directors and, thus, increase the Company's ability to attract and retain qualified persons to serve as directors. Additionally, the Company has procured directors liability insurance coverage, but there is no assurance that it will provide coverage to the extent of the director's claims for indemnification. In such event, the Company may be forced to bear a portion or all of the cost of the director's claims for indemnification and, the value of the Company stock may be adversely affected as a result. There is also no assurance that the Company will be able to continue to procure directors liability insurance. It is uncertain whether the Company's directors would continue to serve in such capacities if improved protection from liability were not provided.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

     The following is an itemization of expenses payable by the Company from the net proceeds of the Offering, incurred by the Company in connection with the issuance and distribution of the Offered Stock. All expenses are estimated.

       SEC Registration and Filing Fee.......................................................      $7,031
       Nasdaq Registration and Filing Fee....................................................         -0-
       Financial Printing....................................................................       5,000
       Transfer Agent Fees...................................................................         -0-
       Accounting Fees and Expenses..........................................................      10,000


       Legal Fees and Expenses...............................................................     100,000
       Blue Sky Fees and Expenses............................................................         -0-
       Miscellaneous.........................................................................       8,969
                                                                                                ---------
               Total.........................................................................   $ 131,000
                                                                                                ---------
                                                                                                ---------

Item 26.  Recent Sales of Unregistered Securities.

     The following information describes issuance of all securities of the Company in private transactions not registered under the Act.

     In January 1995, the Company issued 10,000 shares of its Common Stock to 16 persons, including the officers and directors of the Company, in a private placement transaction in consideration of $100, or its par value at the time of issuance. Taking into account the Splits, such shares of Common Stock were the equivalent of 3,000,000 shares of today's Common Stock. The securities issued by the Company in these transactions were "restricted" securities within the meaning of that term as defined in Rule 144 and were issued pursuant to the "private placement" exemption under Section 4(2) of the Act for sales of securities by an issuer not involving any public offering. The purchasers in these transactions were sophisticated and/or "accredited" investors as such terms are used in Regulation D under the Act.

     In March 1996, the Company issued 250,000 shares of its Common Stock to ATG Group, Inc., a Brookville, New York based investment firm, in a private placement transaction for aggregate consideration of $250,000, represented by a full recourse promissory note for the entire purchase price. Taking into account the Reverse Split, such shares of Common Stock were the equivalent of 125,000 shares of today's Common Stock. However, in June 1996, ATG Group, Inc. agreed to cancel its shares of the Company's Common Stock in consideration of the cancellation of its $250,000 promissory note.

     In March 1996, the Company was loaned $500,000 by Edward Ratkovich, $250,000 by Robert Foise, $200,000 by Armstrong Industries and $50,000 by Martin Sumichrast. Principal and interest computed at the rate of eight percent annually was to become due at the earlier of June 1, 1997 or the expected June 1996 closing date of a proposed initial public offering of Company securities. As additional consideration for these loans, the Company issued 500,000 bridge units to Mr. Ratkovich, 250,000 to Mr. Foise, 200,000 to Armstrong Industries and 50,000 to Mr. Sumichrast. Each bridge unit contained one share of Common Stock, one Class A Warrant and one Class B Warrant. In June 1996, the loan principal was converted into paid-in capital and accounted for as consideration for the bridge units. The Class A Warrants and Class B Warrants were canceled in March 1997, in exchange for each such shareholder receiving additional shares of Common Stock such that, even taking the Reverse Split into account, each such shareholder had 500,000, 250,000, 200,000 and 50,000 shares of today's Common Stock. The securities issued by the Company in these transactions were "restricted" securities within the meaning of that term as defined in Rule 144 and were issued pursuant to the "private placement" exemption under Section 4(2) of the Act for sales of securities by an issuer not involving any public offering. The purchasers in these transactions were "accredited" persons as that term is used in Regulation D under the Act.

     In August 1996, the Company entered into a letter of intent with MVSI, Inc. ("MVSI"), a Vienna, Virginia broad-based technology products and services company listed on NASDAQ, in which the Company agreed to be acquired and become a wholly-owned subsidiary of MVSI in an exchange of securities. To the Company's knowledge, Edward Ratkovich is a significant shareholder and the chairman and chief executive officer of MVSI, Thomas T. Prousalis, Jr. is a significant shareholder of MVSI and Clive Whittenbury is a director of MVSI. Pursuant to the letter of intent, MVSI loaned the Company $500,000 for working capital. In October 1996, the Company entered into an agreement to be acquired by MVSI, subject to shareholder approval. MVSI loaned an additional $500,000 to the Company in November 1996. However, in January 1997, the parties mutually agreed to terminate the acquisition, primarily due to market conditions that involved a significant decrease in the bid price of MVSI's common stock and, thereby, the value of the purchase price.

     As part of a mutual cooperation agreement, in January 1997 MVSI loaned the Company an additional $250,000 under a convertible debenture. The aggregate principal amount of the convertible debenture at that time was $1,275,081, reflecting the total amount of loan advances made to the Company by MVSI. The terms provided for outstanding principal to bear annual interest of nine percent, and for principal to be convertible into Common

Stock upon the completion of the Company's initial public offering at a ratio calculated using the offering price per share. In March 1997, MVSI converted the convertible debenture into 250,000 shares of Common Stock. The securities issued by the Company in these transactions were "restricted" securities within the meaning of that term as defined in Rule 144 and were issued pursuant to the "private placement" exemption under Section 4(2) of the Act for sales of securities by an issuer not involving any public offering. The purchaser in this transaction was an "accredited" person as that term is used in Regulation D under the Act.

     In April 1998, the Company issued 750,000 shares of Common Stock in a private placement to various investors at a price of $7.50 per share, or an aggregate of $5,625,000. Pennsylvania Merchant Group served as the placement agent for this transaction, for a fee of six percent of the gross proceeds of the offering, or $337,500, plus a five year warrant to purchase 75,000 shares of Common Stock at an exercise price of $9.00 per share. The securities issued by the Company in these transactions were "restricted" securities within the meaning of that term as defined in Rule 144 and were issued pursuant to the exemption provided by Rule 506 of Regulation D under the Act for sales of securities by an issuer not involving any public offering. The purchasers in this transaction were "accredited" persons as that term is used in Regulation D under the Act.

     In connection with the foregoing sales, the Registrant relied upon the exemption from registration provided by Section 4(2) of the Act. The Registrant made a determination that each of the purchasers was a sophisticated investor. The purchasers represented their intention to acquire the securities for investment only and not with a view to distribution thereof. All purchasers had adequate access to sufficient information about the Registrant to make an informed investment decision. All of the foregoing restricted securities were appropriately marked with a restrictive legend. The Registrant was informed that each purchaser was able to bear the economic risk of its investment and was aware that the securities were not registered under the Act and cannot be re-offered or re-sold until they have been so registered or until there is an available exemption from the registration requirements of the Act. The Company's transfer agent and registrar was instructed to mark "stop transfer" on its ledgers to assure that these securities not be transferred absent registration or a determination that there is an available exemption from the registration requirements of the Act.

Item 27.  Exhibits

     No                        Document
     --                        --------

    3.0   Certificate of Incorporation, filed January 9, 1995.*
    3.1   Certificate of Correction to Certificate of Incorporation, filed April 14, 1998**
    3.2   Certificate of Amendment to Certification of Incorporation, filed April 14, 1998**
    3.3   By-laws, as amended.*
    4.0   Specimen Copy of Common Stock Certificate.*
    4.1   Form of Warrant Certificate.*
    4.2   Form of Representative's Warrant Agreement.*
    4.3   Form of Warrant Agreement.*
    4.4   Consent and Amendment No. 1 to Representative's Warrant Agreement.****
    5.1   Opinion of Williams & Connolly ****
   10.0   Employment Agreement, Robert A. Veschi, dated April 1, 1996 (management contract or compensatory plan or arrangement).*
   10.1   United States Patent, Notice of Allowance, dated January 23, 1996.*
   10.2   Assignment of Patent Rights, dated March 22, 1996.*
   10.3   Sprint Agreement, dated March 1, 1996.*
   10.4   Financial Advisory Agreement with Barron Chase Securities, Inc., dated April 10, 1997.*
   10.5   Merger and Acquisition Agreement with Barron Chase Securities, Inc., dated April 10, 1997.*
   10.6   Mutual Cooperation Agreement with MVSI, Inc., dated January 14, 1997.*
   10.7   Lockheed Martin Agreement, dated January 3, 1997.*
   10.8   Product Sales Agreement with Diamond Telecom, dated March 6, 1998.**
   10.9   Software Development Agreement with Com21, dated January 22, 1998.**
   10.10  Distributor Agreement with Comtel Electronic System GMBH, dated April 9, 1998.**
   10.11  Joint Market Agreement with Paradyne Corporation, dated May 29, 1997.**
   10.12  Form of Product Sales Agreement with PC Importers Inc. d/b/a Unicent Technologies.**


   10.13  1997 Nonqualified Stock Option Plan (management contract or compensatory plan or arrangement).**
   10.14  Government Reseller Agreement with Government Technology Services, Inc., dated August 27, 1997.**
   10.15  Memorandum of Understanding with Summa Four, Inc., dated April 17, 1998.**
   10.16  Net2Phone Bundling Agreement with IDT Corporation, dated April 23, 1998.**
   10.17  Joint Marketing Agreement with Magellan Network Systems, Inc., dated August 27, 1997****
   10.18  Common Stock Purchase Agreement dated as of April 8, 1998 with the purchaser signatories thereto regarding the sale of
          750,000 share of e-Net Common Stock*****
   10.19  Registration Rights Agreement dated as of April 8, 1998 with the purchaser signatories thereto*****
   11.0   Computation of Per Share Loss ***
   21.0   Subsidiaries.***
   23.0   Consent of Grant Thornton LLP. *****
   23.1   Consent of Williams & Connolly (included in Exhibit 5.1)****
   25.0   Power of Attorney ****

------------------

* Incorporated by reference from the Company's Registration Statement on Form SB-2, Registration No. 333-3860, as amended and declared effective on April 7, 1997 (the "IPO Registration Statement").
** Incorporated by reference from Post-Effective Amendment No. 1 to the IPO Registration Statement, as declared effective on May 8, 1998.
*** Incorporated by reference from the Company's Annual Report on Form 10-KSB, filed June 29, 1998.
****     Previously filed.
*****    Filed herewith.


Item 28.  Undertakings

     The undersigned Registrant hereby undertakes to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser.

     The undersigned Registrant also undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post Effective Amendment to its Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the County of Montgomery, State of Maryland, on November 6, 1998.

                                   e-NET, INC.

                                   By:    /s/ Robert A. Veschi
                                          --------------------------
                                          Robert A. Veschi
                                          President



           Name                                                 Title                                Date
           ----                                                 -----                                ----
                *
------------------------------------------             Chairman of the Board                     November 6, 1998
Alonzo E. Short, Jr., Lt. Gen., USA (ret.)

/s/ Robert A. Veschi
------------------------------------------             President, Chief Executive                November 6, 1998
Robert A. Veschi                                       Officer, Director

/s/ Donald J. Shoff
------------------------------------------             Chief Financial Officer (Chief            November 6, 1998
Donald J. Shoff                                        Accounting Officer)

                *
------------------------------------------             Director                                  November 6, 1998
William L. Hooton

                *
------------------------------------------             Director                                  November 6, 1998
Clive Whittenbury, Ph.D.

                *
------------------------------------------             Director                                  November 6, 1998
William W. Rogers, Jr.



*        Attorney-in-Fact

         /s/ Robert A. Veschi
         -----------------------
         Robert A. Veschi

                                  EXHIBIT INDEX



  No.                                            Document
  ---                                            ---------
  3.0    Certificate of Incorporation, filed January 9, 1995.*
  3.1    Certificate of Correction to Certificate of Incorporation, filed April 14, 1998**
  3.2    Certificate of Amendment to Certification of Incorporation, filed April 14, 1998**
  3.3    By-laws, as amended.*
  4.0    Specimen Copy of Common Stock Certificate.*
  4.1    Form of Warrant Certificate.*
  4.2    Form of Representative's Warrant Agreement.*
  4.3    Form of Warrant Agreement.*
  4.4    Consent and Amendment No. 1 to Representative's Warrant Agreement.****
  5.1    Opinion of Williams & Connolly ****
  10.0   Employment Agreement, Robert A. Veschi, dated April 1, 1996 (management contract or compensatory plan or arrangement).*
  10.1   United States Patent, Notice of Allowance, dated January 23, 1996.*
  10.2   Assignment of Patent Rights, dated March 22, 1996.*
  10.3   Sprint Agreement, dated March 1, 1996.*
  10.4   Financial Advisory Agreement with Barron Chase Securities, Inc., dated April 10, 1997.*
  10.5   Merger and Acquisition Agreement with Barron Chase Securities, Inc., dated April 10, 1997.*
  10.6   Mutual Cooperation Agreement with MVSI, Inc., dated January 14, 1997.*
  10.7   Lockheed Martin Agreement, dated January 3, 1997.*
  10.8   Product Sales Agreement with Diamond Telecom, dated March 6, 1998.**
  10.9   Software Development Agreement with Com21, dated January 22, 1998.**
  10.10  Distributor Agreement with Comtel Electronic System GMBH, dated April 9, 1998.**
  10.11  Joint Market Agreement with Paradyne Corporation, dated May 29, 1997.**
  10.12  Form of Product Sales Agreement with PC Importers Inc. d/b/a Unicent Technologies.**
  10.13  1997 Nonqualified Stock Option Plan (management contract or compensatory plan or arrangement).**
  10.14  Government Reseller Agreement with Government Technology Services, Inc., dated August 27, 1997.**
  10.15  Memorandum of Understanding with Summa Four, Inc., dated April 17, 1998.**
  10.16  Net2Phone Bundling Agreement with IDT Corporation, dated April 23, 1998.**
  10.17  Joint Marketing Agreement with Magellan Network Systems, Inc., dated August 27, 1997****
  10.18  Common Stock Purchase Agreement dated as of April 8, 1998 with the purchaser signatories thereto regarding the sale of 750,000 share of e-Net Common Stock*****
  10.19  Registration Rights Agreement dated as of April 8, 1998 with the purchaser signatories thereto*****
  11.0   Computation of Per Share Loss ***
  21.0   Subsidiaries.***
  23.0   Consent of Grant Thornton LLP. *****
  23.1   Consent of Williams & Connolly (included in Exhibit 5.1)****
  25.0   Power of Attorney ****

------------------

* Incorporated by reference from the Company's Registration Statement on Form SB-2, Registration No. 333-3860, as amended and declared effective on April 7, 1997 (the "IPO Registration Statement").
** Incorporated by reference from Post-Effective Amendment No. 1 to the IPO Registration Statement, as declared effective on May 8, 1998.
*** Incorporated by reference from the Company's Annual Report on Form 10-KSB, filed June 29, 1998.
****     Previously filed.
*****    Filed herewith.